EXHIBIT 4.1

FINAL FORM

SHARE PURCHASE AGREEMENT

by and among

COEUR MINING, INC.,

COEUR LA PRECIOSA SILVER CORP.,

as the LP Sellers,

PROYECTOS MINEROS LA PRECIOSA S.A. DE C.V.,

as La Preciosa,

Coeur Explorations, Inc.,

as the C Seller,

Cervantes, LLC,

as Cervantes,

LA PRECIOSA SILVER & GOLD MINES LTD.,

as Buyer 1,

LA LUNA SILVER & GOLD MINES LTD.,

as Buyer 2,

and

AVINO SILVER & GOLD MINES LTD.,

as ASM Parent

Dated as of October 27, 2021

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

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SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT, dated as of October 27, 2021 (this “Agreement”), by and among Coeur Mining, Inc., a Delaware corporation (“Coeur Mining”), Coeur La Preciosa Silver Corp., a British Columbia company (“CLPS” and together with Coeur Mining, the “LP Sellers”), Proyectos Mineros La Preciosa S.A. de C.V., a Mexican sociedad anónima de capital variable (“La Preciosa”), Coeur Explorations, Inc., an Idaho corporation (“C Seller” and together with the LP Sellers, the “Sellers”), Cervantes, LLC, a Delaware limited liability company (“Cervantes” and together with La Preciosa, the “Acquired Companies”), La Preciosa Silver & Gold Mines Ltd., a British Columbia company (“Buyer 1”), La Luna Silver & Gold Mines Ltd., a British Columbia company (“Buyer 2”) and Avino Silver & Gold Mines Ltd., a British Columbia company (“ASM Parent” and, together with Buyer 1 and Buyer 2, the “Buyer Parties”).

RECITALS

A. The LP Sellers, in the aggregate, own 100% of the issued and outstanding shares (the “Preciosa Shares”) of fixed capital and shares of variable capital of La Preciosa;

B. The C Seller owns 100% of the issued and outstanding limited liability company interests (the “Cervantes Interests”) of Cervantes;

C. The LP Sellers wish to sell to Buyer 1 and Buyer 2, and Buyer 1 and Buyer 2 wish to purchase from the LP Sellers, the Preciosa Shares; and

D. The C Seller wishes to sell to Buyer 1, and Buyer 1 wishes to purchase from the C Seller, the Cervantes Interests.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration or proceeding, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Ancillary Agreements” means the Notes, the Guaranty Agreement, the Net Smelter Returns Royalty Agreement, the Gross Value Returns Royalty Agreement, the Registration Rights Agreement, the Governance Agreement and all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to the Closing in connection with this Agreement or the transactions contemplated hereby.

“ASM Common Shares” means the shares of common stock, without par value, of ASM Parent.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Buyer Material Adverse Effect” means any event, change, occurrence or effect that would have a material adverse effect on the business, financial condition or results of operations of any of the Buyer Parties; provided, that no event, change, occurrence or effect arising out of, attributable to or resulting from any of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Buyer Material Adverse Effect: (1) any changes in general economic or business conditions or in the financial, debt, banking, capital, credit or securities markets, or in interest or exchange rates, in each case, in Canada or elsewhere in the world, (2) any changes or developments generally affecting the mining industry, (3) any adoption, implementation, modification, repeal or other changes in any applicable Laws or any changes in applicable accounting regulations or principles, or in interpretations of any of the foregoing, (4) any change in the price or trading volume of the ASM Common Shares, (5) political, geopolitical, social or regulatory conditions, any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, civil unrest, public demonstrations or acts of foreign or domestic terrorism (including cyber-terrorism), or any escalation or worsening of any such conditions, (6) any natural or manmade disasters, hurricanes, floods, tornados, tsunamis, earthquakes, wildfires, other weather conditions or other force majeure events, or any escalation or worsening of such conditions, (7) any epidemic, pandemic or outbreak of disease (including, for the avoidance of doubt, COVID-19), or any escalation or worsening of such conditions, (8) any other regional, national or international calamity, crisis or emergency or (9) any actions taken (or omitted to be taken) at the request of the Sellers; provided, in the case of clauses (1), (2), (5) (6), (7) and (8), to the extent the impact of such event, change, occurrence or effect is not disproportionately adverse to the Buyer Parties.

“Cash” means, as at a specified date, the aggregate amount of all cash, cash equivalents and marketable securities held by La Preciosa, including all outstanding security, customer or other deposits.

“Company Material Adverse Effect” means any event, change, occurrence or effect that would have a material adverse effect on the business, financial condition or results of operations of the Acquired Companies, taken as a whole; provided, that no event, change, occurrence or effect arising out of, attributable to or resulting from any of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Company Material Adverse Effect: (1) any changes in general economic or business conditions or in the financial, debt, banking, capital, credit or securities markets, or in interest or exchange rates, in each case, in the United States, Mexico or elsewhere in the world, (2) any changes or developments generally affecting the mining industry, (3) any adoption, implementation, modification, repeal or other changes in any applicable Laws or any changes in applicable accounting regulations or principles, or in interpretations of any of the foregoing, (4) any change in the price or trading volume of the stock of Coeur Mining, (5) political, geopolitical, social or regulatory conditions, any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, civil unrest, public demonstrations or acts of foreign or domestic terrorism (including cyber-terrorism), or any escalation or worsening of any such conditions, (6) any natural or manmade disasters, hurricanes, floods, tornados, tsunamis, earthquakes, wildfires, other weather conditions or other force majeure events, or any escalation or worsening of such conditions, (7) any epidemic, pandemic or outbreak of disease (including, for the avoidance of doubt, COVID-19), or any escalation or worsening of such conditions, (8) any other regional, national or international calamity, crisis or emergency or (9) any actions taken (or omitted to be taken) at the request of the Buyer Parties; provided, in the case of clauses (1), (2), (5) (6), (7) and (8), to the extent the impact of such event, change, occurrence or effect is not disproportionately adverse to the Acquired Companies, taken as a whole.

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“Closing Cash Consideration” means the sum of (a) $15,000,000, plus (b) the amount of Cash of La Preciosa set forth in the Cash Certificate.

“Control,” including the terms “Controlled by” and “under common Control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“Ejidos” means a communal ownership of land recognized by the federal laws in Mexico which controls surface rights over its communal property through a board of directors.

“Encumbrance” means any charge, claim, mortgage, lien, option, pledge, security interest or other restriction of any kind (other than those created under applicable securities laws, and not including any license of Intellectual Property).

“Governmental Authority” means any United States or non-United States (including any Mexican) national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Gross Value Returns Royalty Agreement” means the Gross Value Returns Royalty Agreement to be entered into at the Closing among Coeur Mining, La Preciosa, Buyer 1, Buyer 2 and ASM Parent, in the form attached hereto as Exhibit A.

“Guaranty Agreement” means the Guaranty Agreement to be made by ASM Parent in favor of Coeur Mining, to guaranty each of Buyer 1’s and Buyer 2’s performance of the Notes, in the form attached hereto as Exhibit B.

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“Indebtedness” means with respect to a party, (i) indebtedness of such party for borrowed money and indebtedness that is guaranteed by such party or for which such party is otherwise liable or responsible, (ii) indebtedness evidenced by any note, bond, debenture or other debt security and (iii) all amounts owing by such party under purchase money mortgages, indentures, deeds of trust or other purchase money liens or conditional sale or other title retention agreements.

“Intellectual Property” means (i) trade names, trademarks and service marks, domain names, trade dress and similar rights, and applications to register any of the foregoing; (ii) patents and patent applications; (iii) copyrights (whether registered or unregistered) and applications for registration; and (iv) confidential and proprietary information, including trade secrets and know-how.

“Knowledge” with respect to any of the Acquired Companies means the actual knowledge of the persons listed on Schedule 1.1 of Company Disclosure Schedules and with respect to ASM Parent means the actual knowledge of the persons listed on Schedule 1.1 of the Buyer Disclosure Schedules as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate), in each case after reasonable inquiry with the responsible Persons.

“La Preciosa Property” means the mining concessions and real property interests set forth in Exhibit C, which collectively comprise the property known as the La Preciosa Project located in the State of Durango, Mexico.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include consequential, special, indirect, incidental, punitive or exemplary damages, or diminution in value or lost profits or any damages measured by lost profits or a multiple of earnings, except to the extent actually awarded to a Governmental Authority or other third party.

“Mexican Antitrust Law” means the Federal Economic Competition Law (Ley Federal de Competencia Económica) of Mexico.

“Mineral Rights” means prospecting licenses, exploration licenses, mining leases, mining licenses, mineral and exploitation concessions, mining contracts with Ejidos, a competent Governmental Authority or governmental company or entity, association agreements, water rights, easements, and surface rights and other forms of mineral tenure or other rights to Minerals (including exploitation and development rights), or rights to work upon or occupy lands, and all material permits, agreements, approvals, consents, certificates, dockets, proceedings, registrations and authorizations granting such licenses, rights, or easements for the purposes of searching for, developing, extracting or disposing of Minerals under any form of mineral tenure or right, whether contractual, statutory, regulatory, or otherwise or any interest therein.

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“Minerals” means all ores, and ores and concentrates derived therefrom, of precious, base and industrial minerals, which may be lawfully explored for, mined and sold pursuant to Mineral Rights and other instruments of title.

“Net Smelter Returns Royalty Agreement” means the Net Smelter Returns Royalty Agreement to be entered into at the Closing among Coeur Mining, La Preciosa, Buyer 1, Buyer 2 and ASM Parent, in the form attached hereto as Exhibit D.

“Notes” means each of the promissory notes to be made and delivered from each of Buyer 1 and Buyer 2, as applicable, in favor of Coeur Mining with an aggregate initial principal amount equal to $5,000,000, each in the form attached hereto as Exhibit E.

“Permitted Encumbrance” means (i) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business, relating to obligations as to which there is no (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (iv) any right, interest, lien, title or other Encumbrance of a lessor or sublessor under any lease or contractual right of production or other similar agreement or in the property being leased; and (v) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Encumbrances that do not materially interfere with the present use of the assets of the Buyer Parties or the Acquired Companies, taken as a whole, as applicable.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Pesos” means Pesos, the legal currency in Mexico.

“Pre-Closing Tax Period” means a taxable period ending on or before the Closing Date.

“Real Property” means the real property owned, leased or subleased by the applicable party, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the relevant party relating to the foregoing.

“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, advisors, bankers and other representatives of such Person.

“Return” means any return, declaration, report, notice, statement, information statement, form and other document filed or required to be filed with any Tax Authority with respect to Taxes (including annual and monthly federal and state, income tax, value added tax, payroll and excise tax return, customs declarations, transfer pricing documentation (i.e., local file, master file, etc.)), and any elections, declarations, amendments, schedules, information returns or attachments thereto required to be supplied to any Tax Authority with respect to Taxes, including information returns and any electronic tax accounting filing required to be filed in connection with the Electronic Tax Accounting provisions and Mexican Federal Tax Code.

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“Seller Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by the Sellers, taken as a whole, of their obligations under this Agreement or the Ancillary Agreements to which a Seller will be a party or the consummation of the transactions contemplated hereby or thereby.

“Statute of limitations” means five (5) years from the date of the corresponding tax filing deadline, or the date on which the most recent amended tax return was filed.

“Straddle Period” means a taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

“Taxes” means any and all federal, state, local or foreign taxes imposed by any Governmental Authority responsible for the administration, collection or imposition of any such tax (a “Tax Authority”), and any other duties, fees, charges or assessments in the nature of a tax, including all net income, gross income, gross receipts, custom duties, mining rights (derechos mineros), capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, production, occupation, property, and estimated taxes; and all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described.

“Unit” means a unit in the capital of ASM Parent, comprised of (i) one common share in the capital of ASM Parent (each, an “ASM Common Share”) and (ii) one-half of one warrant to purchase ASM Common Shares (each such warrant, substantially in the form set forth as Exhibit F hereto, an “ASM Warrant”).

“Unit Consideration” means 14,000,000 Units.

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Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location

Acquired Companies	Preamble
Agreement	Preamble
Alternate Recovery	9.5(b)
ASM Common Share	1.1
ASM Parent	Preamble
ASM Warrant	1.1
Buyer 1	Preamble
Buyer 2	Preamble
Buyer Indemnified Parties	9.2
Buyer Parties	Preamble
Buyer Party Fundamental Representations	8.1(a)
C Seller	Preamble
Cap	9.5(a)(i)
Cash Certificate	2.3
Cervantes	Preamble
Cervantes Interests	Recitals
Claim Information	9.4(a)
Closing	2.2(a)
Closing Date	2.2(a)
CLPS	Preamble
Coeur Mining	Preamble
Company Disclosure Schedules	Article III
Company Material Contracts	4.11(a)
Company/Seller Fundamental Representations	8.2(a)
Confidentiality Agreement	6.6
Contingent Payment Amount	2.4
Contracts	4.11(a)
Deductible Amount	9.5(a)(iii)
Environmental Laws	4.10(f)(i)
Environmental Permits	4.10(f)(ii)
FCPA	4.6(c)
Fixed Capital Shares	4.4
Governance Agreement	2.2(b)(xiv)
Hazardous Materials	4.10(f)(iii)
Indemnified Party	9.4(a)
Indemnifying Party	9.4(a)
Initial Production Milestone	2.4
Issuance Cap	2.4
La Preciosa	Preamble
LP Sellers	Preamble
Minimum Loss Amount	9.5(a)(iii)
Outside Date	10.1(c)
Permits	4.6(b)
Potential Contributor	9.6
Preciosa Shares	Recitals
Purchase Price Allocation	7.5
Registration Rights Agreement	2.2(b)(xii)
Release	4.10(f)(iv)
Securities Act	5.10
Seller Indemnified Parties	9.3
Sellers	Preamble
Tax Authority	1.1
Tax Consideration	7.5
Third Party Claim	9.4(a)
Transfer Taxes	7.3
Variable Capital Shares	2.4

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ARTICLE II

PURCHASE AND SALE

Section 2.1 Purchase and Sale of the Preciosa Shares and Cervantes Interests. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) Coeur Mining shall sell, assign, transfer, convey and deliver 100% of its Preciosa Shares to Buyer 1, (b) CLPS shall sell, assign, transfer, convey and deliver 100% of its Preciosa Shares to Buyer 2, (c) the C Seller shall sell, assign, transfer, convey and deliver 100% of the Cervantes Interests to Buyer 1, and (d) Buyer 1 and Buyer 2 shall purchase the Preciosa Shares from the LP Sellers and Buyer 1 shall purchase the Cervantes Interests from the C Seller, for the consideration specified below in this Article II.

Section 2.2 Closing.

(a) The sale and purchase of the Preciosa Shares and Cervantes Interests shall take place at a closing (the “Closing”) to be held at the offices of Coeur Mining, 104 S. Michigan Avenue, Suite 900, Chicago, Illinois 60603, at 10:00 a.m., Chicago time on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VIII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as Coeur Mining and ASM Parent mutually may agree in writing; provided, that the Closing may occur remotely via electronic exchange of required Closing documentation in lieu of an in-person Closing, and the parties shall cooperate in connection therewith. The day on which the Closing actually takes place is referred to as the “Closing Date.”

(b) At the Closing:

(i) Buyer Parties shall deliver, or cause to be delivered, to the Sellers the Closing Cash Consideration in accordance with the allocation delivered by the Sellers to Buyer Parties at least 3 Business Days prior to Closing;

(ii) Buyer 1 and Buyer 2 shall deliver, or cause to be delivered, to Coeur Mining, the Notes;

(iii) ASM Parent shall deliver to Coeur Mining, the Guaranty Agreement;

(iv) ASM Parent shall issue the Unit Consideration, (including both the ASM Common Shares and the ASM Warrants comprising the Unit Consideration), to Coeur Mining;

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(v) LP Sellers shall deliver to Buyer 1 and Buyer 2 the certificates evidencing the Preciosa Shares duly endorsed in blank;

(vi) the Secretary of the Board of Directors of La Preciosa shall register the purchase of the Preciosa Shares in the La Preciosa’s share registry book;

(vii) a competent officer of La Preciosa shall publish the transfer of the Preciosa Shares in the electronic system of the Mexican Ministry of Economy;

(viii) La Preciosa, ASM Parent, Buyer 1 and Buyer 2 shall deliver a duly executed counterpart signature page to the Net Smelter Returns Royalty Agreement to Coeur Mining;

(ix) Coeur Mining shall deliver a duly executed counterpart signature page to the Net Smelter Returns Royalty Agreement to La Preciosa, ASM Parent, Buyer 1 and Buyer 2;

(x) La Preciosa, ASM Parent, Buyer 1 and Buyer 2 shall deliver a duly executed counterpart signature page to the Gross Value Returns Royalty Agreement to Coeur Mining;

(xi) Coeur Mining shall deliver a duly executed counterpart signature page to the Gross Value Returns Royalty Agreement to La Preciosa, ASM Parent, Buyer 1 and Buyer 2;

(xii) ASM Parent shall deliver a duly executed counterpart signature page to the Registration Rights Agreement, substantially in the form set forth as Exhibit G (the “Registration Rights Agreement”), to Coeur Mining;

(xiii) Coeur Mining shall deliver a duly executed counterpart signature page to the Registration Rights Agreement to ASM Parent;

(xiv) ASM Parent shall deliver a duly executed counterpart signature page to the Governance Agreement, substantially in the form set forth as Exhibit H (the “Governance Agreement”), to Coeur Mining; and

(xv) Coeur Mining shall deliver a duly executed counterpart signature page to the Governance Agreement to ASM Parent.

(c) All payments hereunder shall be made by wire transfer of immediately available funds in United States dollars, and without reduction for any Taxes, to such account as may be designated to the payor by or on behalf of the payee at least two Business Days prior to the applicable payment date.

Section 2.3 Closing Cash. At least two days prior to the Closing Date, Coeur Mining shall deliver to ASM Parent documentation evidencing the amount of Cash of La Preciosa as of such date (the “Cash Certificate”). Between the date of the Cash Certificate and the Closing Date, La Preciosa shall not pay any (i) dividend or distribution of profits to the Sellers or (ii) management fees, advisory fees or similar service fees to the Sellers. In the event any such payments are made between the date of the Cash Certificate and the Closing Date, the parties agree to appropriately adjust the Closing Cash Consideration.

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Section 2.4

Contingent Payment. ASM Parent shall pay to Coeur Mining, by wire transfer of immediately available funds to an account designated in writing by Coeur Mining, an amount equal to $8,750,000 (the “Contingent Payment Amount”) no later than the date that is one year following the date on which the first silver ounce from the La Preciosa Property is produced by a Buyer Party (excluding ounces produced for bulk sampling) following the Closing (the “Initial Production Milestone”); provided, that for the avoidance of doubt, the Contingent Payment Amount shall only become due and payable upon achievement of the Initial Production Milestone.  ASM Parent may satisfy up to 50% of its payment obligation (subject to the Issuance Cap) under this Section 2.4 by issuing ASM Common Shares to Coeur Mining; provided, that ASM Parent shall not issue ASM Common Shares to Coeur Mining that would result in Coeur Mining’s aggregate ownership of ASM Common Shares exceeding 19.9% of the total outstanding ASM Common Shares (the “Issuance Cap”).  In the event ASM Parent elects to pay a portion of the Contingent Payment Amount in ASM Common Shares, the value attributed to such ASM Common Shares shall be determined based upon the 20-day volume weighted average price of the ASM Common Shares, as obtained from Bloomberg L.P. as displayed on Bloomberg page “ASM(EQUITY)ADR”, for the period ending two trading days before the date of issuance of the ASM Common Shares.  For the avoidance of doubt, ASM Parent shall not be entitled to pay the Contingent Payment Amount in increments and must pay the entire amount (including any issuance of ASM Common Shares) substantially simultaneously.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Company Disclosure Schedules attached hereto (collectively, the “Company Disclosure Schedules”) the Sellers hereby represent and warrant to the Buyer Parties as follows:

Section 3.1 Organization. Coeur Mining is a corporation duly organized, validly existing and in good standing under the laws of Delaware. CLPS is a company duly organized, validly existing and in good standing under the laws of British Columbia, Canada. C Seller is a corporation duly organized, validly existing and in good standing under the laws of Idaho.

Section 3.2 Authority. Each Seller has the corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Sellers will be a party will have been, duly executed and delivered by each Seller and, assuming due execution and delivery by each of the other parties hereto and thereto, constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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Section 3.3 No Conflict; Required Filings and Consents.

(a) Except as set forth on Schedule 3.3 of the Company Disclosure Schedules, the execution, delivery and performance by the Sellers of this Agreement and each of the Ancillary Agreements to which a Seller will be a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

(i) conflict with or violate the certificate of incorporation or bylaws or limited liability company agreement of the applicable Seller;

(ii) conflict with or violate any Law applicable to any Seller or by which any property or asset of a Seller is bound or affected; or

(iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, or result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel, any material contract or agreement to which a Seller is a party;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect or prevent, materially delay or materially impede the performance by the Sellers of their obligations under this Agreement or the consummation of the transactions contemplated hereby, or that arise as a result of any facts or circumstances relating to the Buyer Parties or any of their respective Affiliates.

(b) The Sellers are not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Sellers of this Agreement and each of the Ancillary Agreements to which a Seller will be a party, or the consummation of the transactions contemplated hereby or thereby, except (i) for any filings required to be made under Mexican Antitrust Law, (ii) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect or prevent, materially delay or materially impede the performance by the Sellers of their obligations under this Agreement or the consummation of the transactions contemplated hereby and (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer Parties or any of their respective Affiliates.

Section 3.4 Preciosa Shares; Cervantes Interests.

(a) Except as set forth on Schedule 3.4(a) of the Company Disclosure Schedules, each LP Seller is the record and beneficial owner of the number of Preciosa Shares listed beside its name on Schedule 3.4(b) of the Company Disclosure Schedules, free and clear of any Encumbrance (other than any Permitted Encumbrance). Each LP Seller has the right, authority and power to sell, assign and transfer its Preciosa Shares to Buyer 1 and Buyer 2, as applicable. Upon delivery to Buyer 1 and Buyer 2 of certificates for the Preciosa Shares, as applicable, at the Closing, Buyer Parties’ payment of the Closing Cash Consideration, delivery of the Notes by Buyer 1 and Buyer 2 and ASM Parent issuing the Unit Consideration, and the registration of the Preciosa Shares in the name of Buyer 1 and Buyer 2, as applicable, in the share records of La Preciosa, Buyer 1 and Buyer 2, as applicable, shall acquire good, valid and marketable title to the Preciosa Shares, free and clear of any Encumbrance (other than Permitted Encumbrances and as created by any of the Buyer Parties). Except for each of Buyer 1’s and Buyer 2’s rights under this Agreement, no Person has any contract, right or privilege (whether by Law or by contract) capable of becoming such for the purchase, subscription or issuance of any of the unissued Fixed Capital Shares or Variable Capital Shares.

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(b) The C Seller is the record and beneficial owner of 100% of the issued and outstanding membership interests of Cervantes, free and clear of any Encumbrance (other than any Permitted Encumbrance). The C Seller has the right, authority and power to sell, assign and transfer the Cervantes Interests to Buyer 1. Upon Buyer Parties’ payment of the Closing Cash Consideration and other deliveries at Closing, Buyer 1 shall acquire good, valid and marketable title to the Cervantes Interests, free and clear of any Encumbrance (other than Permitted Encumbrances and as created by any of the Buyer Parties). Except for each of Buyer 1’s and Buyer 2’s rights under this Agreement, no Person has any contract, right or privilege (whether by Law or by contract) capable of becoming such for the purchase, subscription or issuance of any of the Cervantes Interests.

Section 3.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Sellers.

Section 3.6 Exclusivity of Representations and Warranties. No Seller nor any of their Affiliates or Representatives is making any representation or warranty on behalf of any Seller of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Article III, and each Seller hereby disclaims any such other representations or warranties.

Section 3.7 Restricted Securities; Investment Intent.

(a) Sellers are aware that the offer or sale of the Units, consisting of a ASM Common Share and ASM Warrant have not been registered under the Securities Act of 1933, as amended, or under any state securities law. The ASM Common Share and ASM Warrant will be characterized as “restricted securities” under United States federal and state securities laws and that under such laws such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b) Coeur Mining is acquiring the ASM Common Shares and ASM Warrants for investment only and not with a view to the public resale or distribution thereof. Coeur Mining has such knowledge and experience in financial or business matters that Coeur Mining is capable of evaluating the merits and risks of the investment in the ASM Common Shares and ASM Warrants. Coeur Mining is an accredited investor as defined in Regulation D of the Securities Act.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANIES

Except as set forth in the Company Disclosure Schedules attached hereto, the Acquired Companies hereby represents and warrants to the Buyer Parties as follows:

Section 4.1 Organization and Qualification. La Preciosa is a Mexican sociedad anónima de capital variable, duly organized, validly existing and in good standing under the laws of Mexico, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Cervantes is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of Delaware, and has all necessary company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

Section 4.2 Authority. Each of the Acquired Companies has the corporate or company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Acquired Companies of this Agreement and each of the Ancillary Agreements to which such Acquired Company will be a party and the consummation by such Acquired Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or company action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which an Acquired Company will be a party will have been, duly executed and delivered by the applicable Acquired Company and, assuming due execution and delivery by each of the other parties hereto and thereto, constitutes the legal, valid and binding obligation of the applicable Acquired Company, enforceable against the applicable Acquired Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.3 No Conflict; Required Filings and Consents.

(a) Except as set forth on Schedule 4.3 of the Company Disclosure Schedules, the execution, delivery and performance by each of the Acquired Companies of this Agreement and each of the Ancillary Agreements to which such Acquired Company will be a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

(i) conflict with or violate the applicable organizational documents of such Acquired Company;

(ii) conflict with or violate any Law applicable to the Acquired Companies or by which any property or asset of the Acquired Companies is bound or affected; or

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(iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, or result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Company Material Contract;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impede the performance by the Acquired Companies, taken as a whole, of their obligations under this Agreement or the consummation of the transactions contemplated hereby, or that arise as a result of any facts or circumstances relating to the Buyer Parties or any of their respective Affiliates.

(b) The Acquired Companies are not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Acquired Companies of this Agreement and each of the Ancillary Agreements to which an Acquired Company will be a party, or the consummation of the transactions contemplated hereby or thereby, except (i) for any filings required to be made under Mexican Antitrust Law, (ii) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impede the performance of the Acquired Companies, taken as a whole, of their obligations under this Agreement or the consummation of the transactions contemplated hereby, or (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer Parties or any of their respective Affiliates.

Section 4.4 Capitalization.

(a) The paid-in capital stock of La Preciosa consists of 106,786,956 shares of fixed capital, having a par value of Pesos $10.00 per share, of which 106,786,956 shares of fixed capital are issued and outstanding (the “Fixed Capital Shares”), and 4,000 shares of variable capital, having a par value of Pesos $10.00 per share, of which 4,000 shares of variable capital are issued and outstanding (the “Variable Capital Shares”), and the Fixed Capital Shares and the Variable Capital Shares together constitute the Preciosa Shares. All of La Preciosa’s issued and outstanding capital stock is validly issued, fully paid and nonassessable. The Preciosa Shares constitute all of the issued and outstanding capital stock of La Preciosa.

(b) The outstanding equity interests of Cervantes consist exclusively of the Cervantes Interests.

(c) There are no outstanding obligations, options, warrants, convertible securities, stock appreciation rights, profit interests or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of La Preciosa or Cervantes or obligating La Preciosa or Cervantes to issue or sell any shares of capital stock of, or any other interest in, La Preciosa or Cervantes. There are no outstanding contractual obligations of La Preciosa or Cervantes to repurchase, redeem or otherwise acquire any shares of capital stock of La Preciosa or Cervantes or to provide funds to, or make any investment in, any other Person. There are no agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of La Preciosa or Cervantes.

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Section 4.5 Equity Interests. Neither La Preciosa nor Cervantes owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest in any Person.

Section 4.6 Compliance with Law; Permits.

(a) To the Knowledge of the Acquired Companies, the Acquired Companies are, and since January 1, 2020 have been, in compliance with all Laws applicable to the Acquired Companies, in all material respects.

(b) The Acquired Companies are in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary (“Permits”) for the Acquired Companies to own, lease and operate their properties and to carry on their businesses as currently conducted, except where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Neither of the Acquired Companies nor, to the Knowledge of the Acquired Companies, any officer, director or employee of an Acquired Company purporting to act on such Acquired Company’s behalf has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) in connection with the operation of the business and operations of the Acquired Companies as presently conducted, including (i) making use of the mails or any means or instrumentality of interstate commerce illegally in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other anti-bribery Law, (ii) using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (iii) maintaining any fund of corporate monies or other properties for the purpose of supplying funds for any of the unlawful purposes described in the foregoing clauses, and (iv) making any bribe, unlawful rebate, payoff, influence payment, kickback or other similar unlawful payment of any nature.

(d) No representation or warranty is made under this Section 4.6 with respect to Taxes or environmental matters, which are covered exclusively by Sections 4.9 and 4.10, respectively.

Section 4.7 Litigation. As of the date hereof, except as set forth on Schedule 4.7 of the Company Disclosure Schedules, there is no Action by or against an Acquired Company pending, or to the Knowledge of the Acquired Companies, threatened in writing that would, if determined adversely to such Acquired Company, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

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Section 4.8 Property and Mineral Rights.

(a) A true and complete list of Mineral Rights that comprise the La Preciosa Property is set forth on Schedule 4.8(a) of the Company Disclosure Schedules.

(b) A true and complete list of agreements whereby La Preciosa or Cervantes is granted a leasehold interest in any Real Property with respect to the La Preciosa Property is set forth on Schedule 4.8(b) of the Company Disclosure Schedules.

(c) Except as set forth on Schedule 4.8(c) of the Company Disclosure Schedules, La Preciosa or Cervantes, as applicable, owns and has valid title to the Mineral Rights, free and clear of all Encumbrances (other than Permitted Encumbrances), and La Preciosa and Cervantes, as applicable, does not own or have any interest, including any leasehold interest in any Real Property or any other Mineral Rights other than with respect to the La Preciosa Property.

(d) Except as set forth on Schedule 4.8(d) of the Company Disclosure Schedules, no person (other than Coeur Mining and its Affiliates) has any interest (other than Permitted Encumbrances) in the Acquired Companies’ Mineral Rights or the production or profits therefrom or any royalty, license, fee or similar payment in respect thereof or any right to acquire any such interest.

(e) Except as disclosed on Schedule 4.8(e)-1 of the Company Disclosure Schedules, neither of the Acquired Companies has executed any mining lease agreements, option agreements, royalty agreements, streaming agreements, hedging agreements, off-take agreements, forward sales or similar contracts and there is no claim that might or could materially adversely affect the right of the applicable Acquired Company to use, transfer or, in the case of an exploitation license, exploit the Mineral Rights or compromise the ability of the applicable Acquired Company to undertake the activities presently conducted on the La Preciosa Property. Except as disclosed on Schedule 4.8(e)-2 of the Company Disclosure Schedules, there is no material adverse claim against or challenge to the title to or ownership of or leasehold interest in the Acquired Companies’ Mineral Rights in the La Preciosa Property, and, to the Knowledge of the Acquired Companies, none have been threatened.

(f) There are no material restrictions on the ability of the Acquired Companies, taken as a whole, to use or exploit any of the Mineral Rights comprising the La Preciosa Property, except pursuant to applicable Law and as otherwise set forth on Schedule 4.8(f) of the Company Disclosure Schedules.

Section 4.9 Taxes.

(a) All Returns required to have been filed by or with respect to the Acquired Companies have been timely filed (taking into account any extension of time to file granted or obtained), and such Returns have been duly and accurately prepared. All Taxes of the Acquired Companies (whether or not shown to be payable on such Returns) have been paid to the appropriate Tax Authority, or will be timely paid and remitted, and all other Taxes required to be paid by the Acquired Companies have been timely paid, except for Taxes being contested in good faith by appropriate proceedings, each of which contests are set forth on Schedule 4.9(a) of the Company Disclosure Schedules. All Taxes required to have been withheld or collected by the Acquired Companies have been withheld or collected and paid over to the appropriate Governmental Authority in accordance with applicable Law, including all Taxes required by Law to have been withheld or collected in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, member or other third party, and all such Taxes withheld or collected have been timely paid over to the proper Tax Authority to the extent due and payable, and that to the extent that the withholding is made pursuant to applicable international tax treaties, the Acquired Companies have in place all the requirements and documentation that supports the application of the benefits of such international tax treaties. No deficiency for any amount of Tax has been asserted or assessed by a Governmental Authority in writing against an Acquired Company that has not been satisfied by payment, settled or withdrawn. There are no Tax liens on the assets of the Acquired Companies (other than Permitted Encumbrances). All Taxes not yet due and payable by the Acquired Companies have been properly accrued on the books of account of the Acquired Companies, as applicable, in accordance with applicable accounting standards.

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(b) Schedule 4.9(b) of the Company Disclosure Schedules sets forth (i) those years, during the past five years, for which examinations by the taxing authorities have been completed and (ii) those years for which examinations by taxing authorities are presently being conducted. Except as set forth on Schedule 4.9(b) of the Company Disclosure Schedules, all deficiencies asserted, or assessments made, against the Acquired Companies as a result of any examinations by any taxing authority have been fully paid.

(c) None of the Acquired Companies is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

(d) La Preciosa has retained all material records, documents, filings and information required to support the availability and accurate computation of its tax losses carry forward and capital contributions account (CUCA) balance for purposes of Mexican tax Law including tax compliance reports, Returns, applicable board of director and committee minutes, capital contribution receipts and working papers or memos supporting the balances and such records, documents, filings and information are true and correct and have been prepared in accordance with applicable Mexican tax provisions.

(e) La Preciosa is not or has not been a party to any “reportable transaction” as defined under Articles 197 to 202 of the Mexican Federal Tax Code.

(f) La Preciosa has all documentation that supports and substantiates the deductibility of its material business expenses as required and in accordance in all material respects with applicable Mexican income tax Laws and all documentation that supports the availability and recoverability of the value added tax favorable balances, and that such computations have been and are true and correct, in compliance with Mexican value added tax provisions.

(g) All of the transactions carried out by the Sellers and any related entities have been carried out on an arm’s length basis and comply in all respects with all applicable transfer pricing requirements, and, to the extent requested, each of the Sellers and the Acquired Companies has delivered to the Buyer Parties, or made available to the Buyer Parties for review, accurate and complete copies of all material transfer pricing studies and other transfer pricing documentation required to be prepared under any statutory, regulatory or administrative provisions for applicable Taxes.

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(h) La Preciosa has not executed or entered into any transaction that is required to be reported under Form 76 in accordance with Article 31-A of the Mexican Federal Tax Code (Código Fiscal de la Federación) with respect to fiscal years 2016, 2017, 2018, 2019 and 2020.

(i) No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations) or the period for filing any Return has been executed or filed with any Tax Authority by or on behalf of the Acquired Companies.

(j) La Preciosa has not entered in transactions with entities included within the list of companies identified by any Tax Authority as taxpayers with non-existent operations, in accordance with Article 69-B of the Mexican Federal Tax Code.

(k) The representations and warranties contained in this Section 4.9 are the only representations and warranties being made with respect to Taxes.

Section 4.10 Environmental Matters.

(a) Each of the Acquired Companies is, and since January 1, 2020 has been, in compliance in all material respects with applicable Environmental Laws and has obtained and is, and since January 1, 2020 has been, in compliance in all material respects with all Environmental Permits. There are no claims alleging material violation of or liability pursuant to any Environmental Law pending or, to the Knowledge of the Acquired Companies, threatened against an Acquired Company, as applicable. None of the Acquired Companies has received from any Person any written request for information pursuant to any Environmental Law or Environmental Permit, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements.

(b) The Acquired Companies have made available to the Buyer Parties any and all reports, studies, audits, records, sampling data, site assessments and other similar documents in the possession or control of the Sellers or the Acquired Companies pertaining to (i) compliance of the business of the Acquired Companies with Environmental Laws or (ii) environmental conditions or Releases on, at, or under any currently or formerly owned, operated or leased real property or otherwise affecting assets of such Acquired Company.

(c) Except as set forth on Schedule 4.10(c) of the Company Disclosure Schedules, the Acquired Companies, taken as a whole, do not have any material liability or obligation (actual or contingent) relating to the cleanup, removal, remedial action, reclamation, restoration, or rehabilitation of land, water or any other environmental media. There has been no Release or presence of or exposure to any Hazardous Material that would reasonably be expected to result in liability of the Acquired Companies under any Environmental Law, except for such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2020, the Acquired Companies have not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under any Environmental Law which are reasonably likely to be materially adverse to the Acquired Companies taken as a whole.

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(d) There is no pending or, to the Knowledge of the Acquired Companies, threatened investigation or information request by any Governmental Authority, nor any pending or, to the Knowledge of the Acquired Companies, threatened Action against the Acquired Companies either under any Environmental Laws or arising from the Release or presence of or exposure to Hazardous Materials.

(e) The representations and warranties contained in this Section 4.10 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related to the Acquired Companies.

(f) For purposes of this Agreement:

(i) “Environmental Laws” means any Laws of any Governmental Authority in effect as of the date hereof relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), or concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials;

(ii) “Environmental Permits” means all Permits under any Environmental Law;

(iii) “Hazardous Materials” means any chemical, product, by-product, co-product, material, substance, waste, radioactive and biological materials, petroleum and petroleum products or any fraction thereof, pollutant, emission, discharge, release or contaminant (whether solid, liquid or gas, noise, ion, vapor or electromagnetic and whether individually, or incorporated into a product, or a constituent of waste) that is regulated by or pursuant to, or that can result in liability under, any Environmental Law; and

(iv) “Release” means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or within any building or facility.

Section 4.11 Material Contracts.

(a) Schedule 4.11 of the Company Disclosure Schedules lists each of the following written contracts and agreements (“Contracts”) of the Acquired Companies (such contracts and agreements as described in this Section 4.11(a) being “Company Material Contracts”): (i) Contracts relating to Indebtedness; (ii) joint venture, partnership or similar Contracts or arrangements; (iii) Contracts with any Governmental Authority; (iv) Contracts that restrict the ability of La Preciosa or Cervantes to engage in any line of business; (v) Contracts that provide for the indemnification by La Preciosa or Cervantes of any Person or the assumption of any Tax, environmental or other liability of any Person; (vi) employment agreements and similar Contracts which provide for an annual base compensation in excess of 1,000,000 Pesos per year; (vii) any material agreements that have not been entered into in the ordinary course of business; and (viii) Contracts between or among an Acquired Company on the one hand and any Seller or any Subsidiary of a Seller on the other hand.

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(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is valid and binding on the applicable Acquired Company and, to the Knowledge of such Acquired Company, the counterparties thereto, and is in full force and effect. The applicable Acquired Company is not in breach of, or default under, any Company Material Contract to which it is a party, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.12 Employees

(a) . Neither of the Acquired Companies has any employees. La Preciosa is duly in compliance, in all material respects, with the Mexican labor reform Laws enacted in 2021.

Section 4.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of an Acquired Company.

Section 4.14 Exclusivity of Representations and Warranties. Neither of the Acquired Companies nor any of their Affiliates or Representatives is making any representation or warranty on behalf of an Acquired Company of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operations, assets or liabilities of an Acquired Company), except as expressly set forth in this Article IV, and the Acquired Companies hereby disclaim any such other representations or warranties.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

The Buyer Parties hereby jointly and severally represent and warrant to the Sellers and the Acquired Companies as follows:

Section 5.1 Organization. Each of Buyer 1 and Buyer 2 is a company duly organized, validly existing and in good standing under the laws of British Columbia and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. ASM Parent is a company duly amalgamated and is validly existing and in good standing under the laws of British Columbia, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

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Section 5.2 Authority. Each of the Buyer Parties has the corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the issuance of the Unit Consideration (and the ASM Common Shares and ASM Warrants included therein). The execution, delivery and performance by each of the Buyer Parties of this Agreement and each of the Ancillary Agreements to which the Buyer Parties will be a party and the consummation by the Buyer Parties of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, including the issuance of the Unit Consideration (and the ASM Common Shares and ASM Warrants included therein). This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Buyer Parties will be a party will have been, duly executed and delivered by the Buyer Parties, assuming due execution and delivery by each of the other parties hereto and thereto, constitutes the legal, valid and binding obligation of each of the Buyer Parties, enforceable against the Buyer Parties in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 5.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by the Buyer Parties of this Agreement and each of the Ancillary Agreements to which the Buyer Parties will be a party and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate articles of incorporation or bylaws or equivalent organizational documents of the Buyer Parties;

(ii) conflict with or violate any Law applicable to any of the Buyer Parties or by which any property or asset of any of the Buyer Parties is bound or affected; or

(iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, or result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel, any material contract or agreement to which either of the Buyer Parties is a party;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, or that arise as a result of any facts or circumstances relating to the Sellers or any of their Affiliates.

(b) Neither of the Buyer Parties is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer Parties of this Agreement and each of the Ancillary Agreements to which the Buyer Parties will be a party or the consummation of the transactions contemplated hereby or thereby, except (i) for such filings as may be required by any applicable federal or state securities or “blue sky” laws, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect or (iii) as may be necessary as a result of any facts or circumstances relating to the Sellers or any of their Affiliates.

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Section 5.4 Capitalization.

(a) The authorized capital stock of ASM Parent consists of an unlimited number of ASM Common Shares. As of the date hereof, (i) 102,243,211 ASM Common Shares were issued and outstanding, (ii) warrants to purchase 1,950,412 ASM Common Shares with a weighted average exercise price of US$0.80 per share were issued and outstanding, (iii) options exercisable into 2,839,000 ASM Common Shares with a weighted average exercise price of C$1.82 per share were issued and outstanding, and, (iv) 1,531,833 ASM Common Shares were subject to outstanding RSU Awards. All of ASM Parent’s issued and outstanding capital stock is validly issued, fully paid and non-assessable and were issued in compliance with the articles of incorporation or similar organizational documents of ASM Parent and all applicable Laws. The authorized capital stock of each of Buyer 1 and Buyer 2 consists of an unlimited number of shares of common stock, without par value, of which 100 shares are issued and outstanding, all of which shares are directly owned by ASM Parent.

(b) ASM Parent has the full power and authority to issue the Unit Consideration (including the ASM Warrants included therein). The issuance of the Unit Consideration (including the ASM Warrants included therein) has been duly authorized and, when issued and delivered, the Units (including the ASM Common Shares and ASM Warrants) will be validly issued. At the Closing, ASM Parent will deliver to Coeur Mining the Units free and clear of all Encumbrances, other than Permitted Encumbrances and applicable restrictions under securities laws.

Section 5.5 Compliance with Law; Permits.

(a) To the Knowledge of ASM Parent, each of the Buyer Parties and their respective Subsidiaries is in, and since January 1, 2020 has been, in compliance with all Laws applicable to it, except as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(b) Each of the Buyer Parties and their respective Subsidiaries is in possession of all Permits, except where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(c) None of the Buyer Parties or, to the Knowledge of ASM Parent, any officer, director, employee or Affiliate of the Buyer Parties purporting to act on the Buyer Parties’ behalf has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the FCPA in connection with the operation of the business and operations of the Buyer Parties as presently conducted, including (i) making use of the mails or any means or instrumentality of interstate commerce illegally in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other anti-bribery Law, (ii) using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (iii) maintaining any fund of corporate monies or other properties for the purpose of supplying funds for any of the unlawful purposes described in the foregoing clauses, and (iv) making any bribe, unlawful rebate, payoff, influence payment, kickback or other similar unlawful payment of any nature.

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Section 5.6 Litigation. As of the date hereof, there is no Action by or against the Buyer Parties or any of their respective Subsidiaries pending, or to the Knowledge of ASM Parent, threatened in writing that would, if determined adversely to the Buyer Parties or any of their respective Subsidiaries, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.7 Securities Filings. Since January 1, 2021, as of their respective filing dates, each of the documents filed or furnished by or on behalf of ASM Parent with the SEC pursuant to applicable securities Laws complied with the requirements of applicable securities Laws in all material respects and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. ASM Parent has not filed any confidential report with any Governmental Authority which at the date hereof remains confidential.

Section 5.8 Financing; Solvency.

(a) The Buyer Parties have sufficient funds to permit the Buyer Parties to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

(b) Upon consummation of the transaction contemplated hereby, the Buyer Parties will not (a) be insolvent or left with unreasonably small capital, (b) have incurred debts beyond its ability to pay such debts as they mature, or (c) have liabilities in excess of the reasonable market value of their assets.

Section 5.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer Parties except as disclosed in Schedule 5.9 of the Buyer Disclosure Schedule.

Section 5.10 Investment Intent. Each of Buyer 1 and Buyer 2 are acquiring the Preciosa Shares and for their own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Preciosa Shares in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Buyer 1 is acquiring the Cervantes Interests for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Cervantes Interests in a manner that would violate the registration requirements of the Securities Act. The Buyer Parties agree that neither the Preciosa Shares nor the Cervantes Interests may be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. The Buyer Parties are able to bear the economic risk of holding the Preciosa Shares and the Cervantes Interests for an indefinite period (including total loss of its investment), and have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment.

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Section 5.11 Buyer Parties’ Investigation and Reliance. None of the Sellers, the Acquired Companies, nor any of their respective Affiliates or Representatives have made any representation or warranty, express or implied, as to the accuracy or completeness of any information concerning any of the Acquired Companies contained herein or made available in connection with the Buyer Parties’ investigation of the Acquired Companies, except as expressly set forth in this Agreement, and the Sellers, the Acquired Companies and their respective Affiliates and Representatives expressly disclaim any and all liability that may be based on such information or errors therein or omissions therefrom. The Buyer Parties have not relied and are not relying on any statement, representation or warranty, oral or written, express or implied, made by any Seller, the Acquired Companies or any their respective Affiliates or Representatives, except as expressly set forth in Article III, with respect to representations made only by each of the Sellers as to itself, and Article IV, with respect to representations made only by the Acquired Companies as to themselves. None of the Sellers, the Acquired Companies nor any of their respective Affiliates or Representatives shall have or be subject to any liability to the Buyer Parties or any other Person resulting from the distribution to the Buyer Parties, or the Buyer Parties’ use of, any information, documents or materials made available to the Buyer Parties, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement. None of the Sellers, the Acquired Companies nor any of their respective Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving any of the Acquired Companies. The Buyer Parties acknowledge and agree that there are inherent uncertainties in attempting to make such estimates, projection and forecasts and that the Buyer Parties take full responsibility for making their own evaluation of the adequacy and accuracy of such estimates, projects or forecasts (including the reasonableness of the assumptions underlying any such estimates, projections and forecasts). The Buyer Parties acknowledge that Buyer 1 and Buyer 2 shall acquire the Acquired Companies on an “as is” and “where is” basis, except as otherwise expressly set forth in Article IV. The Buyer Parties acknowledge and agree that the representations and warranties in Article III and Article IV are the result of arm’s-length negotiations between sophisticated parties and such representations and warranties are made, and the Buyer Parties are relying on such representations and warranties, solely for the purposes of (a) rights to indemnification under Article IX, (b) Sections 8.2(a) and (b) hereof and (c) Section 10.1 hereof.

Section 5.12 Exclusivity of Representations and Warranties. None of the Buyer Parties or any of their respective Affiliates or Representatives is making any representation or warranty on behalf of the Buyer Parties of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operations, assets or liabilities of the Buyer Parties), except as expressly set forth in this Article V, and each of the Buyer Parties hereby disclaims any such other representations or warranties.

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ARTICLE VI

COVENANTS

Section 6.1 Conduct of Acquired Companies Prior to the Closing.

(a) Between the date of this Agreement and the Closing Date, except (i) as otherwise contemplated or permitted by this Agreement, (ii) as set forth on Schedule 6.1 of the Company Disclosure Schedules, or (iii) as required by applicable Law, unless ASM Parent shall otherwise provide their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), each of the Acquired Companies shall use commercially reasonable efforts to (I) operate its business in the ordinary course of business in all material respects, and use commercially reasonable efforts to preserve intact in all material respects its business organization and to preserve in all material respects the present commercial relationships with key Persons with whom it does business (II) not sell, transfer, dispose of, lease, encumber, relinquish or abandon the La Preciosa Property or any part of it (other than Permitted Encumbrances), (III) not settle, offer or propose to settle, compromise, assign or release any material proceeding brought against Sellers in respect of or in connection with the La Preciosa Property, (IV) not enter into any agreement creating a lease, option, joint venture, royalty interest, streaming agreement or partnership or effecting a business combination or other similar arrangement with another Person in respect of the La Preciosa Property, (V) pay all Taxes when due with respect to the La Preciosa Property and not allow the La Preciosa Property to become subject to a lien for Taxes other than for Taxes not yet due and payable; and (VI) not attempt or agree to do any of the foregoing matters listed in paragraphs (II) through (IV) above, as applicable.

(b) Between the date of this Agreement and the Closing Date, except (i) as otherwise contemplated or permitted by this Agreement, (ii) as set forth on Schedule 6.1 of the Company Disclosure Schedules or (iii) as required by applicable Law, and unless ASM Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Acquired Companies will not:

(i) amend the articles of incorporation or bylaws or equivalent organizational documents of any of the Acquired Companies;

(ii) issue or sell any shares of capital stock of any of the Acquired Companies, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares or equity interests or split, combine, reclassify or create a new class of shares of capital stock;

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(iii) acquire, directly or indirectly, in one transaction or a series of related transactions, any corporation, partnership, limited liability company, other business organization or division thereof or any assets other than in the ordinary course of business, in each case that is material, individually or in the aggregate, to the Acquired Companies, taken as a whole;

(iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of either of the Acquired Companies; and

(v) propose, authorize, agree, commit or otherwise become obligated to do any of the foregoing.

Section 6.2 Conduct of ASM Parent Prior to the Closing.

(a) Between the date of this Agreement and the Closing Date, except (i) as otherwise contemplated or permitted by this Agreement, (ii) as set forth on Schedule 6.2 of the Buyer Disclosure Schedules, or (iii) as required by applicable Law, unless Coeur Mining shall otherwise provide its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), ASM Parent shall use commercially reasonable efforts to operate its business in the ordinary course of business in all material respects, and use respective commercially reasonable efforts to preserve intact in all material respects its business organization and to preserve in all material respects the present commercial relationships with key Persons with whom it does business.

(b) Between the date of this Agreement and the Closing Date, except (i) as otherwise contemplated or permitted by this Agreement, (ii) as set forth on Schedule 6.2 of the Buyer Disclosure Schedules or (iii) as required by applicable Law, and unless Coeur Mining shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), neither ASM Parent, nor Buyer 1 nor Buyer 2 will:

(i) amend its articles of incorporation, articles, notice of articles or equivalent organizational documents;

(ii) issue or sell any shares of capital stock of ASM Parent, Buyer 1 or Buyer 2, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares or equity interests or split, combine, reclassify or create a new class of shares of capital stock, other than (i) the sale of common shares of ASM Parent pursuant to its previously filed At-The-Market prospectus supplement dated January 27, 2021; (ii) the grant or exercise of stock options pursuant to the ASM Parent’s stock option plan, as previously approved by the shareholders of ASM Parent without modification or amendment; or (iii) the grant or vesting of restricted share units pursuant to ASM Parent’s RSU plan, as previously approved by the shareholders of ASM Parent without modification or amendment;

(iii) adjust, split, redeem, repurchase, buyback or otherwise acquire any outstanding equity interests of ASM Parent;

(iv) declare, set aside or pay any dividend, or make any other distribution, in respect of the outstanding equity securities of ASM Parent;

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(v) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of any of the Buyer Parties; and

(vi) propose, authorize, agree, commit or otherwise become obligated to do any of the foregoing.

Section 6.3 Covenants Regarding Information.

(a) From the date hereof until the Closing Date, upon reasonable notice, the Acquired Companies shall afford the Buyer Parties and their respective Representatives reasonable access to the properties, offices, plants and other facilities, books and records of the Acquired Companies for any reasonable purpose related to this Agreement and the transactions contemplated hereby; provided, that any such access shall be conducted at the Buyer Parties’ expense, during normal business hours, under the supervision of the applicable Acquired Company’s personnel, in accordance with the applicable Acquired Company’s health and safety and other policies and instructions and in such a manner as not to unreasonably interfere with the normal operations of the applicable Acquired Company. Notwithstanding anything to the contrary in this Agreement, upon notice to the Buyer Parties thereof, the Acquired Companies shall not be required to provide access to any information to the Buyer Parties or their respective Representatives if the applicable Acquired Company determines, in its reasonable discretion, that (i) such access would jeopardize any attorney-client or other legal privilege, (ii) such access would contravene any applicable Laws, (iii) the information to be accessed is pertinent to any litigation in which an Acquired Company or any of its Affiliates, on the one hand, and the Buyer Parties or any of their respective Affiliates, on the other hand, are adverse parties, or (iv) the information to be accessed relates to any consolidated, combined or unitary Return filed by any of the Sellers, the Acquired Companies or any of their Affiliates or any of their respective predecessor entities.

(b) From the date hereof until the Closing Date, upon reasonable notice, ASM Parent shall afford Coeur Mining and its respective Representatives reasonable access to the properties, offices, plants and other facilities, books and records of ASM Parent and its Subsidiaries for any reasonable purpose related to this Agreement and the transactions contemplated hereby; provided, that any such access shall be conducted at Coeur Mining’s expense, during normal business hours, under the supervision of ASM Parent’s personnel, in accordance with ASM Parent’s health and safety and other policies and instructions and in such a manner as not to unreasonably interfere with the normal operations of ASM Parent. Notwithstanding anything to the contrary in this Agreement, upon notice to Coeur Mining thereof, ASM Parent shall not be required to provide access to any information to Coeur Mining or its Representatives if ASM Parent determines, in its reasonable discretion, that (i) such access would jeopardize any attorney-client or other legal privilege, (ii) such access would contravene any applicable Laws, (iii) the information to be accessed is pertinent to any litigation in which ASM Parent or any of its Affiliates, on the one hand, and Coeur Mining or any of its Affiliates, on the other hand, are adverse parties, or (iv) the information to be accessed relates to any consolidated, combined or unitary Return filed by any of the Buyer Parties or any of their Affiliates or any of their respective predecessor entities.

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(c) In order to facilitate the resolution of any claims made against or incurred by the Sellers (as it relates to the Acquired Companies), for a period of seven years after the Closing, the Buyer Parties shall (i) retain the books and records relating to the Acquired Companies relating to periods prior to the Closing and (ii) afford the Representatives of the Sellers reasonable access (including the right to make, at the Sellers’ expense, photocopies), during normal business hours, to such books and records.

Section 6.4 Notification of Certain Matters. Until the Closing, each party hereto shall promptly notify the other parties in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VIII of this Agreement becoming incapable of being satisfied.

Section 6.5 Intercompany Arrangements. Except as otherwise contemplated by this Agreement or the Ancillary Agreements, all intercompany and intracompany accounts, indebtedness, transactions or contracts between Coeur Mining and its Subsidiaries, on the one hand, and La Preciosa or Cervantes, on the other hand, shall be cancelled and/or settled without the need for any further documentation, immediately prior to the Closing.

Section 6.6 Confidentiality. Each of the parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other parties in connection with the transactions contemplated hereby pursuant to the terms of the Confidentiality Agreement, dated October 15, 2020 between Coeur Mining and ASM Parent (the “Confidentiality Agreement”), which shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the parties under this Section 6.6 shall terminate; provided, that after the Closing Date, the Confidentiality Agreement shall terminate only in respect of that portion of the Confidential Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 6.7 Consents and Filings; Further Assurances.

(a) Each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to (i) obtain from Governmental Authorities and any other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) make all necessary filings and any other required submissions with respect to this Agreement and each Ancillary Agreement, as the case may be, as required under applicable Law.

(b) Without limiting the generality of the parties’ undertaking pursuant to Section 6.7(a), the Buyer Parties agree to use commercially reasonable efforts and to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law, including Mexican Antitrust Law, that may be asserted by any Governmental Authority or any other party so as to enable the parties hereto to close the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable and in no event later than the Outside Date, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto as are required to be divested in order to avoid any injunction (or to effect the dissolution thereof), temporary restraining order or other order or decision in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of such transactions. In addition, the Buyer Parties shall use commercially reasonable efforts to defend through litigation on the merits, any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing by the Outside Date.

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(c) Each of the parties shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the regulatory consents, registrations, approvals, permits and authorizations that are the subject of this Section 6.7 and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority in connection therewith. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any such matter unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the Confidentiality Agreement, the parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to the foregoing.

Section 6.8 Public Announcements. On and after the date hereof and through the Closing Date, the parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties’ written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of any party hereto.

Section 6.9 NYSE American Listing; Issuance of Shares. ASM Parent shall cause (i) the ASM Common Shares included in the Unit Consideration, (ii) the ASM Common Shares underlying the ASM Warrants, and (iii) the ASM Common Shares that may be issued as part of the Contingent Payment Amount to, in each case, be approved for listing on the NYSE American, subject to official notice of issuance. ASM Parent shall also take any action required to be taken under any applicable securities Laws in connection with the issuance of ASM Common Shares hereunder.

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Section 6.10 Directors’ and Officers’ Indemnification.

(a) ASM Parent agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of La Preciosa and Cervantes, as provided in its articles of incorporation, bylaws or other similar governing documents, shall survive the Closing and shall continue in full force and effect for a period of not less than six years and that La Preciosa and Cervantes, as applicable will perform and discharge the obligations to provide such indemnity and exculpation after the Closing; provided, however, that all rights to indemnification and exculpation in respect of any Action arising out of or relating to matters existing or occurring at or prior to the Closing Date and asserted or made within such six-year period shall continue until the final disposition of such Action. From and after the Closing, the Buyer Parties shall not, and shall cause each of its Subsidiaries and Affiliates (including La Preciosa and Cervantes) not to, amend, repeal or otherwise modify the indemnification provisions of any of the Acquired Companies’ articles of incorporation, bylaws or other similar governing documents as in effect at the Closing in any manner that would adversely affect the rights thereunder of individuals who at the Closing were directors, officers, employees, or agents of an Acquired Company.

(b) Each of the Buyer Parties covenants, for itself and its Affiliates, successors and assigns, that it and they shall not institute any Action in any court or before any administrative agency or before any other tribunal against any of the current directors of La Preciosa or Cervantes, in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case to the extent resulting from their approval of this Agreement or the transactions contemplated hereby.

(c) In the event the Buyer Parties, La Preciosa, Cervantes or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, the Buyer Parties shall make a proper provision so that the successors and assigns of the Buyer Parties, La Preciosa or Cervantes, as the case may be, shall assume the obligations set forth in this Section 6.10.

(d) The provisions of this Section 6.10 shall survive the consummation of the Closing and continue for the periods specified herein. This Section 6.10 is intended to benefit the directors, officers, employees and agents of La Preciosa and Cervantes and any other Person or entity (and their respective heirs, successors and assigns) referenced in this Section 6.10 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.10 (whether or not parties to this Agreement). Each of the Persons referenced in the immediately preceding sentence are intended to be third-party beneficiaries of this Section 6.10.

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ARTICLE VII

TAX MATTERS

Section 7.1 Preparation and Filing of Returns.

(a) Coeur Mining shall prepare and timely file, with the Buyer Parties’ cooperation, or cause to be prepared, and timely filed, all Returns that are required to be filed with respect to the Acquired Companies for all Pre-Closing Tax Periods, and pay the applicable Taxes for all Pre-Closing Tax Periods. The Buyer Parties shall prepare and timely file, or cause to be prepared and timely filed, all Returns that are required to be filed after the Closing Date by or with respect to the Acquired Companies for all Straddle Periods, and Coeur Mining shall cooperate with the Buyer Parties in the preparation and payment of all such Returns for all Pre-Closing Tax Periods.

(b) Each Return contemplated by Section 7.1(a) shall be prepared consistent with the past practice of the Acquired Companies, as applicable, except as otherwise required by applicable Law. At least 60 days prior to the date on which any such Return prepared by a party hereto is to be filed, such party shall provide to the opposite party drafts of such Return. Such opposite party shall have the right to review, provide comments on, and approve each such Return, and the preparing party shall accept the opposite party’s reasonable comments thereon and make the related changes before finalizing and filing such Returns. The parties acknowledge that the time periods set out above may be inappropriate for certain Returns having regard to the date on which each such Return is to be filed. In such cases, the parties shall, acting reasonably, adopt appropriate periods for complying with this Section 7.1.

Section 7.2 Cooperation of Tax Matters. Coeur Mining and the Buyer Parties, and their respective Affiliates, shall cooperate in (i) the preparation and filing of any Returns of the Acquired Companies for Pre-Closing Tax Periods or Straddle Periods and (ii) the conduct of any Tax audit, Tax contest, or similar proceeding of La Preciosa, as reasonably requested by the other party. Such cooperation shall include, but not be limited to, the retention and (upon the other parties’ request) the provision of records and information that are reasonably relevant to any such matter and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Section 7.3 Transfer Taxes. All transfer, documentary, sales, use, stamp, recording, property, registration and similar Taxes, if any, and all conveyance fees, recording charges and other charges and fees (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement, if any (“Transfer Taxes”) shall be paid 50% by the Buyer Parties and 50% by Coeur Mining. All Returns and other documentation with respect to Transfer Taxes shall be prepared and filed by the party customarily responsible for filing such Returns.

For greater certainty, capital gains taxes are not and should not be considered as “Transfer Taxes”, and all Taxes and other fiscal liabilities based on the consideration or the gain for Sellers caused or triggered by the execution of this Agreement and the alienation of the Preciosa Shares will be fully paid by and are the sole liability of the Sellers. The Sellers shall deliver to the Buyer Parties all information and documentation necessary to evidence that all requirements set forth in Article 161 of the Income Tax Law (Mexico) and Article 284 of its Regulations have been fulfilled, including (A) the notice given by the public accountant registered before the Mexican Tax Authority, giving notice that the transaction will be subject to tax reporting; (B) the tax report prepared by the public accountant registered before the Mexican Tax Authority, determining the net gain or profit of CLPS or beneficiary thereof; (C) the final certified statement of the public accountant registered before the Mexican Tax Authority showing the net gain calculation and the Taxes payable by CLPS or beneficiary thereof; and (D) a certified copy of the corresponding Return filed by CLPS or beneficiary thereof before the Mexican Tax Authority. Each document shall be provided in the following five (5) business days of the due date of each document in accordance with the Mexican tax provisions.

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Section 7.4 Amended Returns. After the Closing Date, the Acquired Companies will not (i) amend any Return filed either before the Closing Date or pursuant to Section 7.1, or (ii) take any action or position related to Taxes, in each case, if such filing, action, or position could cause or increase a Tax or Tax-related liability of a Seller or any of its Affiliates, in each case, without the consent of Coeur Mining, which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 7.5 Tax Consequences. For purposes of determining the U.S. federal income Tax consequences of the sale of Cervantes contemplated by this Agreement, the total consideration allocable to Cervantes as finally determined in accordance with this Agreement and any amounts required to be treated as consideration paid for Cervantes for U.S. federal income Tax purposes (the “Tax Consideration”) shall be allocated among the assets of the Cervantes in accordance with, Section 1060 of the Code and the Treasury Regulations thereunder. Any adjustments to the Tax Consideration shall be allocated among Cervantes’s assets in a manner consistent with the initial allocation on the Purchase Price Allocation schedule. Coeur Mining shall prepare an allocation of the Tax Consideration (the “Purchase Price Allocation”) and deliver the Purchase Price Allocation to Buyer 1 promptly after determination of the Tax Consideration. Each party agrees to file or cause to be filed all Returns and any other tax filings, reports and forms in a manner consistent with the Purchase Price Allocation.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1 Conditions to Obligations of the Sellers and the Acquired Companies. The obligations of the Sellers and the Acquired Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Coeur Mining in its sole discretion:

(a) (i) The representations and warranties of the Buyer Parties contained in Section 5.2, Section 5.4, and Section 5.9 (the “Buyer Party Fundamental Representations”) shall be true and correct in all respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date and (ii) all other representations and warranties of the Buyer Parties contained in Article V shall be true and correct as of the date of this Agreement and as of the Closing Date, or in the case of representations and warranties made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Buyer Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have or reasonably be expected to have a Buyer Material Adverse Effect.

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(b) Each of the Buyer Parties shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c) Since the date of this Agreement, there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Buyer Material Adverse Effect.

(d) Coeur Mining shall have received from ASM Parent a certificate to the effect set forth in clauses (a), (b) and (c) above, signed by a duly authorized officer thereof.

(e) There shall not be in force any order, judgment, injunction, decree or ruling by or before any Governmental Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing the consummation of the transactions contemplated hereby.

(f) The authorization from the Mexican Federal Economic Competition Commission related to the transactions contemplated hereby shall have been obtained.

(g) The ASM Common Shares issuable to Coeur Mining under the Unit Consideration (including pursuant to the ASM Warrants) and the Contingent Payment Amount shall have been approved for listing on the NYSE American, subject to official notice of issuance.

Section 8.2 Conditions to Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer Parties in their sole discretion:

(a) (i) The representations and warranties of the Sellers or the Acquired Companies, as applicable, contained in Section 3.2, Section 3.4, Section 3.5, Section 4.2, Section 4.4, Section 4.5 and Section 4.13 (the “Company/Seller Fundamental Representations”) shall be true and correct in all respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date and (ii) all other representations and warranties of each Seller and the Acquired Companies contained in Article III and Article IV shall be true and correct as of the date of this Agreement and as of the Closing Date, or in the case of representations and warranties made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”), “Seller Material Adverse Effect” or “Company Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have or reasonably be expected to have a Seller Material Adverse Effect or a Company Material Adverse Effect, as the case may be.

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(b) Each of the Sellers shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c) The Acquired Companies shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(d) Since the date of this Agreement, there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Seller Material Adverse Effect or a Company Material Adverse Effect.

(e) The Buyer Parties shall have received from Coeur Mining a certificate to the effect set forth in clauses (a), (b), (c) and (d) above, signed by a duly authorized officer thereof.

(f) There shall not be in force any order, judgment, injunction, decree or ruling by or before any Governmental Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing the consummation of the transactions contemplated hereby.

(g) The authorization from the Mexican Federal Economic Competition Commission related to the transactions contemplated hereby shall have been obtained.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Survival of Representations, Warranties and Covenants.

(a) The representations and warranties of the Sellers, the Acquired Companies, the Buyer Parties contained in Article III, Article IV and Article V, respectively, shall survive the Closing for a period of one year after the Closing Date; provided, that (i) Buyer Party Fundamental Representations and the Company/Seller Fundamental Representations shall survive until the date that is three years after the Closing Date, (ii) the representations of the Acquired Companies set forth in Section 4.9 above relating to Tax shall survive until the expiration of the applicable statute of limitations with respect to the Tax liabilities in question and (iii) the representations contained in Section 3.6, Section 4.14, Section 5.11 and Section 5.12 shall survive until the expiration of the applicable statute of limitations.

(b) The covenants and agreements of the parties contained in Article VI shall terminate on the Closing Date, except for those covenants and agreements that by their terms contemplate performance in whole or in part after the Closing, which shall survive until fully performed in accordance with their respective terms.

(c) The survival periods set forth in Sections 9.1(a) and (b) are in lieu of, and the parties expressly waive, any otherwise applicable statute of limitations, whether arising at law or in equity, except for the tax representations and warranties set out in Section 4.9 above. No claim for breach of any representation, warranty, covenant or agreement may be brought after expiration of the survival periods set forth in Sections 9.1(a) and (b).

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Section 9.2 Indemnification by Coeur Mining. From and after the Closing, Coeur Mining shall indemnify and hold harmless the Buyer Parties and their respective Affiliates, officers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”) from and against any Losses to the extent arising out of or resulting from:

(a) any breach of any representation or warranty made by the Sellers or the Acquired Companies contained in Article III or Article IV, respectively; and

(b) any breach of any covenant or agreement of the Sellers contained Article VI requiring performance by the Sellers after the Closing.

Section 9.3 Indemnification by ASM Parent. From and after the Closing, ASM Parent shall indemnify and hold harmless the Sellers, their Affiliates, and their respective officers, directors, employees and agents (collectively, the “Seller Indemnified Parties”) from and against any and all Losses to the extent arising out of or resulting from:

(a) any breach of any representation or warranty made by the Buyer Parties contained in Article V;

(b) any breach of any covenant or agreement of the Buyer Parties or, solely with respect to covenants, obligations or agreements requiring performance after the Closing, the Acquired Companies; and

(c) the conduct of the business and operation of the Acquired Companies from and after the Closing.

Section 9.4 Procedures.

(a) In order for a Buyer Indemnified Party or Seller Indemnified Party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement as a result of a Loss or a claim or demand made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the “Indemnifying Party”) promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail (i) the facts giving rise to any claim for indemnification hereunder, (ii) the amount or method of computation of the amount of such claim, (iii) each individual item of Loss included in the amount so stated, to the extent known, (iv) the date such item was paid or properly accrued, and (v) the nature of the breach of representation, warranty, covenant or agreement with respect to which such Indemnified Party claims to be entitled to indemnification hereunder (all of the foregoing, the “Claim Information”), and shall provide any other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure.

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(b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party; provided, that if in the reasonable opinion of counsel for the Indemnified Party, there is a conflict of interest between the Indemnified Party and the Indemnifying Party, the Indemnifying Party shall be responsible for the reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, and which releases the Indemnified Party completely in connection with such Third Party Claim; provided, that such settlement, compromise or discharge (i) does not impose any equitable or other non-monetary remedies or obligations on the Indemnified Party but involves solely the payment of money damages for which the Indemnified Party will be indemnified hereunder, (ii) does not involve a finding or admission of wrongdoing or any violation of Law or any violation of the rights of any Person by the Indemnified Party and (iii) poses no reasonable danger of establishing a precedent that may be adverse to the Indemnified Party’s interest. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld).

(c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim containing the Claim Information promptly to the Indemnifying Party, and shall provide any other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent that the Indemnifying Party forfeits rights or defenses as a result of such failure. The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters. For the avoidance of doubt, the Indemnified Party shall not be entitled to commence any Action against the Indemnifying Party for indemnification pursuant to this Section 9.4(c) unless the notice and procedural provisions set forth herein shall have been satisfied prior thereto.

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Section 9.5 Limits on Indemnification.

(a) Notwithstanding anything to the contrary contained in this Agreement:

(i) the maximum aggregate amount of indemnifiable Losses that may be recovered from Coeur Mining (on behalf of the Sellers) by Buyer Indemnified Parties pursuant to Section 9.2(a) shall be $1,500,000 (the “Cap”); provided, that the Cap shall not be applicable in respect of any breach of a Company/Seller Fundamental Representation and provided further that in no event shall the aggregate amount of indemnifiable Losses that may be recovered from Coeur Mining by Buyer Indemnified Parties under this Article IX exceed the sum of (x) the Closing Cash Consideration and (y) the amount that Buyer 1 and Buyer 2 have paid Coeur in accordance with the Notes;

(ii) the maximum aggregate amount of indemnifiable Losses that may be recovered from ASM Parent (on behalf of the Buyer Parties) by Seller Indemnified Parties pursuant to Section 9.3(a) shall be equal to the Cap; provided, that the Cap shall not be applicable in respect of any breach of a Buyer Parties Fundamental Representation and provided further that in no event shall the aggregate amount of indemnifiable Losses that may be recovered from ASM Parent by Seller Indemnified Parties under this Article IX exceed the Closing Cash Consideration;

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(iii) other than with respect to any Losses to the extent arising out of or resulting from any breach of any Company/Seller Fundamental Representation, Coeur Mining shall not be liable to any Buyer Indemnified Party for any claim for indemnification pursuant to Section 9.2(a) unless and until the aggregate amount of indemnifiable Losses that may be recovered from Coeur Mining equals or exceeds an amount equal to $200,000 (the “Deductible Amount”), in which case Coeur Mining shall be liable only for the Losses in excess of the Deductible Amount; provided, that no Losses may be claimed by any Buyer Indemnified Party or shall be reimbursable by Coeur Mining or shall be included in calculating the aggregate Losses for purposes of this clause (iii) other than Losses in excess of $25,000 (the “Minimum Loss Amount”) resulting from any single claim or aggregated claims arising out of the same facts, events or circumstances;

(iv) other than with respect to any Losses to the extent arising out of or resulting from any breach of any Buyer Parties Fundamental Representation, ASM Parent shall not be liable to any Seller Indemnified Party for any claim for indemnification pursuant to Section 9.3(a) unless and until the aggregate amount of indemnifiable Losses that may be recovered from ASM Parent equals or exceeds an amount equal to the Deductible Amount, in which case ASM Parent shall be liable only for the Losses in excess of the Deductible Amount; provided, that no Losses may be claimed by any Seller Indemnified Party or shall be reimbursable by ASM Parent or shall be included in calculating the aggregate Losses for purposes of this clause (iv) other than Losses in excess of the Minimum Loss Amount resulting from any single claim or aggregated claims arising out of the same facts, events or circumstances;

(v) Neither Coeur Mining nor ASM Parent shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, diminution of value, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement and, in particular, no “multiple of profits” or “multiple of cash flow” or other valuation methodology will be used in calculating the amount of any Losses; regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise; and

(vi) no party shall have a right to make a claim for any Loss for contingent or inchoate claims and may claim only for a Loss that has, in fact, been paid or incurred.

(b) Each Indemnified Party will seek full recovery of all amounts under any insurance, indemnity, reimbursement arrangement, contract or other methods of recovery available to such Indemnified Party or its Affiliates in connection with the facts giving rise to any Losses (each, an “Alternative Recovery”) to the same extent as such Indemnified Party would if such Loss were not subject to indemnification hereunder. Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses. Without limitation to the foregoing provisions of this Section 9.5(b), no Buyer Indemnified Party shall have any right to assert any claims under this Article IX with respect to any Losses that would have been covered by any Alternative Recovery had such Buyer Indemnified Party maintained for the benefit of the Acquired Companies (or caused the Acquired Companies to maintain) the same insurance coverage or other rights following the Closing that was in effect for Acquired Companies immediately prior to the Closing. In the event that the Indemnified Party receives recovery of any amount pursuant to an Alternative Recovery for which it has already been indemnified by the Indemnifying Party hereunder, the Indemnified Party will promptly refund an equal amount to the Indemnifying Party.

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(c) The parties shall cooperate with each other with respect to resolving any claim, liability or Loss for which indemnification may be required hereunder, including by making, or causing the applicable Indemnified Party to make, all reasonable efforts to mitigate any such claim, liability or Loss. In the event that a party shall fail to make such reasonable efforts, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any claim, liability or Loss that could reasonably be expected to have been avoided if such efforts had been made. Without limiting the generality of the foregoing, the parties shall, or shall cause the applicable Indemnified Party to, use reasonable efforts to seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder.

Section 9.6 Assignment of Claims. If any Buyer Indemnified Party receives any payment from the Sellers in respect of any Losses pursuant to Section 9.2 and Buyer Indemnified Party could have recovered all or a part of such Losses from a third party (a “Potential Contributor”) based on the underlying claim asserted against the Sellers, Buyer Indemnified Party shall assign as a condition to receipt of any payments hereunder, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit Coeur Mining to recover from the Potential Contributor the amount of such payment. If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and Buyer Indemnified Party will, at Coeur Mining’s direction and expense, take all reasonable actions to seek to recover such claim from such Potential Contributor. Any payment received in respect of such claim against the Potential Contributor (whether by Coeur Mining or the relevant Buyer Indemnified Party as provided in the immediately preceding sentence) shall be distributed, (a) first, to Buyer Indemnified Party in the amount of any deductible or similar amount required to be paid by Buyer Indemnified Party prior to the Sellers being required to make any payment to Buyer Indemnified Party plus, in the case of any claim by a Buyer Indemnified Party as provided in the immediately preceding sentence, the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, (b) second, to the Sellers in an amount equal to the aggregate payments made by Coeur Mining to Buyer Indemnified Party in respect of such claim, plus the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim and (c) third, the balance, if any, to Buyer Indemnified Party.

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Section 9.7 Exclusivity.

(a) Effective as of the Closing, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article IX. The parties agree that the foregoing shall not limit the Sellers’ remedies in the event of a breach of the obligations set forth in the Notes, the Guaranty Agreement, the Net Smelter Returns Royalty Agreement or the Gross Value Returns Royalty Agreement.

(b) The parties hereto agree that the provisions in this Agreement relating to indemnification, and the limits imposed on the Buyer Parties’ remedies with respect to this Agreement and the transactions contemplated hereby were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to the Sellers hereunder.

Section 9.8 No Right of Set-off  (a) . The Buyer Parties for themselves and for their Subsidiaries, Affiliates, successors and assigns hereby unconditionally and irrevocably waive any rights of set-off, netting, offset, recoupment, or similar rights that the Buyer Parties or any of their Subsidiaries, Affiliates, successors and assigns has or may have with respect to the payments under the Notes, the Net Smelter Returns Royalty Agreement, the Gross Value Returns Royalty Agreement or any other Ancillary Agreements or any payments to be made by the Buyer Parties pursuant to this Agreement or any other document or instrument delivered by the Buyer Parties in connection herewith.

Section 9.9 Treatment of Indemnity Payments. Following the Closing, any payment made pursuant to this Article IX shall be treated by the parties hereto, to the extent permitted by Law, for applicable Tax purposes, as an adjustment to the consideration paid or received by such party, as applicable, in connection with the transactions contemplated by this Agreement.

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of ASM Parent and Coeur Mining;

(b) (i) by Coeur Mining, if the Sellers and the Acquired Companies are not in material breach of their obligations under this Agreement and the Buyer Parties breach or fail to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.1, (B) cannot be or has not been cured within 30 days following delivery of written notice of such breach or failure to perform and (C) has not been waived by Coeur Mining or (ii) by ASM Parent, if the Buyer Parties are not in material breach of its obligations under this Agreement and any of the Sellers or the Acquired Companies breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.2, (B) cannot be or has not been cured within 30 days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Buyer Parties;

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(c) by either Coeur Mining or the Buyer Parties if the Closing shall not have occurred by the date that is six months following the date hereof (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 10.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to such date; or

(d) by either Coeur Mining or ASM Parent in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any order, writ, judgment, injunction, decree, stipulation, determination or award shall have been entered by or with any Governmental Authority restraining or enjoining the transactions contemplated by this Agreement and such order, writ, judgment, injunction, decree, stipulation, determination or award shall have become final and non-appealable.

The party or parties seeking to terminate this Agreement pursuant to this Section 10.1 (other than Section 10.1(a)) shall give prompt written notice of such termination to the other parties.

Section 10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except (a) for the provisions of Section 3.5, Section 4.13 and Section 5.9 relating to broker’s fees and finder’s fees, Section 5.11 relating to Buyer Parties’ Investigation and Reliance, Section 6.6 relating to confidentiality, Section 6.8 relating to public announcements, this Section 10.2 and Article XI and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

Section 11.2 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

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Section 11.3 Waiver; Extension. At any time prior to the Closing, Coeur Mining, on the one hand and on behalf of itself, the Sellers and the Acquired Companies, and ASM Parent, on behalf of itself and the other Buyer Parties, on the other hand, may (a) extend the time for performance of any of the obligations or other acts of the other party contained herein, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered by such party pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in a written agreement signed on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e‑mail, upon written confirmation of receipt by e‑mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Sellers or prior to the Closing, the Acquired Companies, to:

Coeur Mining, Inc.

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

Attention: Mitchell Krebs, President and Chief Executive Officer

 E-mail: [Personal information redacted]

with a copy (which shall not constitute notice) to:

Coeur Mining, Inc.

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

Attention: Casey M. Nault, Senior Vice President, General Counsel and Secretary

E-mail: [Personal information redacted]

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and

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Steven R. Shoemate

E-mail: [Personal information redacted]

(ii) if to the Buyer Parties or after the Closing, the Acquired Companies to:

Avino Silver & Gold Mines Ltd.

Suite 900 – 570 Granville Street

Vancouver, B.C., V6C 3P1

Attention: David Wolfin

E-mail: [Personal information redacted]

with a copy (which shall not constitute notice) to:

Harper Grey LLP

3200 – 650 West Georgia Street

Vancouver, B.C., V6B 4P7

Attention: Paul A. Bowes

E-mail: [Personal information redacted]

Section 11.5 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein (including the Company Disclosure Schedules and the introduction thereto) are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 11.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

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Section 11.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except with respect to the provisions of Sections 6.10 and 11.20, which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof.

Section 11.8 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware, except that with respect to the formalities for the transfer of the Preciosa Shares, Mexican law shall apply.

Section 11.9 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against any other party shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 11.10 Disclosure Generally. Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosures contained in any Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Disclosure Schedule as though fully set forth in such Disclosure Schedule for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material,” “Buyer Material Adverse Effect,” “Company Material Adverse Effect,” “Seller Material Adverse Effect” or other similar terms in this Agreement.

Section 11.11 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, that (i) each Seller may assign any of its rights under this Agreement, including the right to receive the proceeds from the Notes, to one or more Affiliates of such Seller without the consent of the other parties; provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 11.12 Enforcement

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any state or federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(b) Notwithstanding anything to the contrary herein, the Sellers shall be entitled to specific performance of the Buyer Parties to consummate the Closing in any court referred to in Section 11.12(a), this being in addition to any other remedy to which the Sellers may be entitled at law or in equity; provided, that such remedies as specified in this Section 11.12(b) shall be available to the Sellers only in the event that (i) all conditions in Section 8.1 and Section 8.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied assuming a Closing would occur) at the time when the Closing would have occurred but for the failure of the Buyer Parties to consummate the Closing and (ii) the Sellers have irrevocably confirmed that if specific performance is granted, then the Closing will occur. For the avoidance of doubt, while the Sellers may pursue both a grant of specific performance of the type provided in the preceding sentence and monetary damages, under no circumstances shall the Sellers be permitted or entitled to receive both a grant of specific performance of the type contemplated by the preceding sentence and monetary damages.

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Section 11.13 Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 11.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 11.15 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.16 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 11.17 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 11.18 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Section 11.19 No Presumption against Drafting Party. Each of the Buyer Parties, the Sellers and Acquired Companies acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 11.20 Personal Liabilities. This Agreement shall not create or be deemed to create or permit any personal liability or obligations on the part of any direct or indirect equityholder of any party or any officer, director, employee, Representative or investor of any party.

Section 11.21 Prevailing Party. If there shall occur any dispute or proceeding among the parties relating to this Agreement or the transactions contemplated hereby, the non-prevailing party shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) of the prevailing party.

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Section 11.22 ASM Parent Guarantee. ASM Parent agrees to take all action necessary to cause Buyer 1 and Buyer 2 to perform all of its agreements, covenants and obligations under this Agreement. ASM Parent unconditionally guarantees to the Sellers the full and complete performance by Buyer 1 and Buyer 2 of their respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Buyer 1 and Buyer 2 under this Agreement. ASM Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Buyer 1 or Buyer 2, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 11.22.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COEUR MINING, INC.

(Signature)
By:
Name: Thomas S. Whelan
Title: SVP & Chief Financial Officer

COEUR LA PRECIOSA SILVER CORP.

(Signature)
By:
Name: Anne Beckelheimer
Title: Treasurer

PROYECTOS MINEROS LA PRECIOSA S.A. DE C.V.

(Signature)
By:
Name: Mitchell J. Krebs
Title: President

COEUR EXPLORATIONS, INC.

(Signature)
By:
Name: Hans J. Rasmussen
Title: Vice President

CERVANTES, LLC

By:	Coeur Explorations, Inc., its sole member
(Signature)
By:
Name: Hans J. Rasmussen
Title: Vice President

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

49

AVINO SILVER & GOLD MINES LTD.

(Signature)
By:
Name: David Wolfin
Title: Chief Executive Officer

LA PRECIOSA SILVER & GOLD MINES LTD.

(Signature)
By:
Name: David Wolfin
Title: President

LA LUNA SILVER & GOLD MINES LTD.

(Signature)
By:
Name: David Wolfin
Title: President

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

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EXHIBIT A

FORM OF GROSS VALUE RETURNS ROYALTY AGREEMENT

This Gross Value Returns Royalty Agreement (this “Agreement”), dated [___], 2021, is among Coeur Mining, Inc. a Delaware corporation (“Coeur”), on the one hand and Proyectos Mineros La Preciosa S.A. de C.V., a Mexican sociedad anónima de capital variable (“La Preciosa”), La Preciosa Silver & Gold Mines Ltd, a British Columbia company (“Buyer 1”), La Luna Silver & Gold Mines Ltd., a British Columbia company (“Buyer 2”) and Avino Silver & Gold Mines Ltd., a British Columbia company (“ASM Parent” and, together with Buyer 1 and Buyer 2, the “Buyer Parties”) on the other hand.

 RECITALS

A. The parties have entered into that certain Share Purchase Agreement, dated October 27, 2021 (the “Purchase Agreement”) pursuant to which Buyer 1 and Buyer 2 acquired, in the aggregate, 100% of the issued and outstanding shares of common stock of La Preciosa and Buyer 1, Buyer 2 and ASM Parent agreed to cause La Preciosa to grant to Coeur a production royalty equal to 2.00% of the Gross Value Returns from the Products from the GVR Area.

B. The parties desire to enter into this Agreement to define and establish the terms and conditions governing such production royalty.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

ROYALTY TERM; CALCULATION; AND PAYMENT

1.1 Grant of Royalty. On the terms and subject to the conditions of this Agreement, La Preciosa hereby grants, bargains, sells, transfers, conveys, and agrees to pay to Coeur the GVR. The GVR shall be privileged and preferential in payment to (i) any other royalty, or other rights which may be similar to a royalty and (ii) any other contractual rights granted in respect of, or related to, the GVR Area, other than the 0.25% Net Smelter Returns Royalty payable to La Cuestra International Inc. identified in the map in Exhibit A hereto. Each of Buyer 1 and Buyer 2 agrees that they shall cause La Preciosa to comply with and refrain from taking any actions that may interfere with, Coeur’s privileged and preferential rights pursuant to this Section 1.1. ASM Parent agrees that it shall cause each of Buyer 1, Buyer 2 and La Preciosa to comply with and refrain from taking any actions that may interfere with, Coeur’s privileged and preferential rights pursuant to this Section 1.1.

1.2 Term; Real Property Interest. The GVR shall be paid with respect to all Gross Value Returns on or after the date hereof (subject to the New Reserve Offset). The term of this Agreement shall be perpetual, it being the intent of the parties hereto that this Agreement and the GVR created hereby constitute a grant of a vested interest in, and property right to, the GVR Area and a covenant running with the land, and such interest shall be applicable to La Preciosa and the Buyer Parties and their successors, assigns of and to their respective interest in, or the assets of, the GVR Area. Any royalty or similar interest in the GVR Area, including in any minerals processed through the GVR Area, granted by La Preciosa or the Buyer Parties after the date hereof, shall contain a term to the effect that no payment thereof, in cash or product in kind, shall be made until the GVR payment hereunder has been paid in full for the relevant time period. Each of Buyer 1 and Buyer 2 agrees that it shall cause La Preciosa to comply with and refrain from taking any actions that may interfere or conflict with this Section 1.2. ASM Parent agrees that it shall cause each of Buyer 1, Buyer 2 and La Preciosa to comply with and refrain from taking any actions that may interfere or conflict with this Section 1.2.

1.3 Calculation and Payment of GVR.

(a) La Preciosa and the Buyer Parties will calculate the GVR payment due, if any, during each calendar quarter by multiplying 2.00% by the Gross Value Returns for that calendar quarter. ASM Parent shall, or shall cause La Preciosa to, deliver to Coeur a payment by wire transfer in immediately available funds, within 15 days after the end of the calendar quarter in which a GVR payment is due, together with a copy of the Buyer Parties’, and La Preciosa’s, accounting, sales data and the refinery and smelter outturn statements related to such payment. The first payment will be due by 15 days after the end of the first calendar quarter in which Gross Value Returns are generated. At least five days prior to the date of the first payment, Coeur will provide wiring instructions to La Preciosa and the Buyer Parties for payment. If it is subsequently determined that an overpayment or underpayment was made, subject in the case of an underpayment to the interest calculation set forth in Section 1.3(b) below, neither La Preciosa or the Buyer Parties, on the one hand, nor Coeur, on the other hand, will be required to make an additional payment or a refund, as applicable, but the overpayment or underpayment shall be corrected in the next calendar quarter following determination that an adjustment is required, or if operations on the GVR Area cease, and such overpayment or underpayment shall take place as soon as practicable and no later than 15 days following the determination that an adjustment is required.

(b) Until such time as the aggregate New Reserve Discovery Contingent Payments paid to Coeur equal $50,000,000, the amount of each New Reserve Discovery Contingent Payment to Coeur with respect to New Mineral Reserves pursuant to Section 1.5 below, shall be applied to offset any GVR payment due with respect to the Gross Value Returns recognized in respect of the sale of such New Mineral Reserves (the “New Reserve Offset”).

(c) Delinquent GVR payments shall bear interest at the Applicable Rate plus 2.0%, commencing on the due date, compounding and calculated quarterly until paid. For the purposes of this paragraph, the determination of the Applicable Rate shall be made as of the date on which such payment was due.

1.4 Minimum Exploration Spend. Between the date hereof and the date that is five years from the date hereof, ASM Parent agrees that it shall spend a minimum of $2,000,000 cash, in the aggregate, in Exploration Expenditures. Within 30 business days following the end of each annual anniversary following the date hereof, ASM Parent shall provide Coeur with written notice of the amount of Exploration Expenditures in the prior 12-month period and a detailed statement of each such Exploration Expenditure along with reasonable supporting documentation.

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1.5 New Reserve Discovery Contingent Payment.. ASM Parent shall, or shall cause La Preciosa to, deliver to Coeur a payment of $0.25 per Silver Equivalent Ounce, adjusted annually for inflation, on the first day of each year, beginning January 1, 2023 based on increases in the Consumer Price Index published by the United States Bureau of Labor Statistics over the prior year (the “New Reserve Discovery Contingent Payment”) of new mineral reserves (as defined by NI 43-101 or Regulation S-K 1300) or resources which are to be incorporated within mine plans discovered and declared in the New Reserve Discovery Area (the “New Mineral Reserves”). New Reserve Discovery Contingent Payments will be payable by wire transfer in immediately available funds within 15 days after the end of each calendar quarter where ASM Parent declares New Mineral Reserves. The aggregate New Reserve Discovery Contingent Payments shall not exceed $50,000,000. Upon ASM Parent making New Reserve Discovery Contingent Payments to Coeur equal to $50,000,000 in the aggregate, ASM Parent’s obligations under this Section 1.5 shall terminate.

1.6 Tax and Additional Amounts.

(a) All sums payable to or for the benefit of Coeur hereunder shall be paid free and clear of, and without any deduction or withholding on account of, any Tax, except to the extent required by applicable Law.

(b) If ASM Parent or La Preciosa makes a payment contemplated under this Agreement and is required by Law to make any deduction or withholding on account of any Tax (i) ASM Parent shall notify Coeur of any such requirement or any change in any such requirement as soon as it becomes aware of it; (ii) ASM Parent shall, or shall cause La Preciosa to, pay any such Tax before the date on which penalties attach thereto; (iii) the amount payable by ASM Parent or La Preciosa in respect of which the relevant deduction, withholding or payment is required shall be increased by such amounts (“Additional Amounts”) to the extent necessary to ensure that, after the making of the deduction, withholding or payment for any Tax, Coeur receives on the due date a net amount equal to what it would have received had no such deduction, withholding or payment for any Tax been required or made; and (iv) within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Buyer Parties shall deliver to Coeur evidence satisfactory to Coeur of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority.

ARTICLE II

 INFORMATION; AUDITS; DISPUTES

2.1 Information. The Buyer Parties shall, and shall cause La Preciosa to, keep complete and accurate records of all of their operations and activities with respect to the GVR Area, including the tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable metal content, and any other information or data relevant to the calculation of Gross Value Returns and the New Reserve Discovery Contingent Payment (including, but not limited to, settlement sheets, receipts, invoices or other information provided by purchasers of Products from the Buyer Parties), prepared in accordance with good mining industry practices. The Buyer Parties shall, and shall cause La Preciosa to, provide Coeur with additional documentation and records relating to the GVR Area as reasonably requested by Coeur, including any environmental reports, studies, audits, records, sampling data, site assessments, risk assessments and correspondence with any governmental entity or other third parties relating to the GVR Area. Within 15 days of the end of each calendar month, ASM Parent shall deliver the Monthly Operating Report to Coeur with respect to the La Preciosa Property.

2.2 Audits.

(a) Coeur has the right to audit the records related to the calculation of the GVR and the New Reserve Discovery Contingent Payment. The audit may only be performed once during any calendar year for the immediately preceding calendar year, by a licensed certified public accounting firm selected by Coeur and performed according to standards of the American Institute of Certified Public Accountants. Any audit under this Section 2.2 may be conducted only after providing ASM Parent ten business days’ advance written notice of its intention to conduct an audit, and shall be initiated within 90 days after the end of the calendar year for which the audit is being conducted and completed within 90 days of such initiation.

(b) Each audit shall be conducted during La Preciosa’s regular business hours and in a manner that does not materially interfere with its operations. Coeur shall pay all costs of any such audit, unless an audit reveals an underpayment of a royalty payment by more than 10.00%. In that case, the ASM Parent shall pay the costs of the audit.

2.3 Disputes. Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including, but not limited to, any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this clause) arising out of or related to this Agreement (including amendments or extensions), or the breach or termination of this Agreement shall be settled by arbitration in accordance with the then current Rules of the American Arbitration Association (“AAA”) for Commercial Arbitration. The arbitration shall be held in Chicago, Illinois and there shall be a single arbitrator. The arbitrator shall be chosen subject to the rules and procedures as provided by the AAA and shall have a minimum of ten years’ experience in mining matters generally and in the subject matter of the dispute specifically. No Person having a prior or existing attorney-client, business or family relationship with any of the parties or their principal representatives or a financial interest in the dispute shall be qualified to act as arbitrator in accordance with this Agreement absent the express prior written consent of the parties to this Agreement. The arbitrator shall determine the claims of the parties and render a final award in accordance with the substantive Law of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. The arbitrator shall state the reasons for the award in writing. Except as required by applicable Laws and regulations and the rules of any exchange on which the shares of the capital stock of Coeur or ASM Parent are listed for trading, a party shall not disclose the facts of the underlying dispute or the contents or results of the arbitration without the prior consent of the parties. A judgment on the award may be entered by a court having jurisdiction, located in the State of Delaware.

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ARTICLE III
TRANSFER OF INTEREST

3.1 Transfer of Interest by the Buyer Parties. The Buyer Parties and La Preciosa shall be permitted to Transfer all or any portion of its interest and obligations in this Agreement, La Preciosa (in the case of the Buyer Parties), or the GVR Area only if (i) prior to any such Transfer, the Buyer Parties or La Preciosa, as applicable, have obtained the written consent of Coeur (not to be unreasonably withheld) and (ii) any instrument of Transfer (regardless of whether such Transfer of interest is direct or indirect) provides for the transferee’s express agreement to assume, perform and be bound by the Buyer Parties’ and La Preciosa’s, obligations under this Agreement; provided that, in the event of a Sale Transaction, Coeur’s written consent need not be obtained so long as ASM Parent and the relevant transferee comply with the requirement set forth in the preceding clause (ii). The Buyer Parties and La Preciosa shall not be permitted to Transfer this Agreement to any third party that is not the operator of the mining operation on the GVR Area or the majority shareholder of such operator.

3.2 Transfer of Interest by Coeur.

(a) If Coeur desires to Transfer (i) any or all of its interest in the GVR, (ii) any or all of its interest in the New Reserve Discovery Contingent Payment and/or (iii) the right to enforce ASM Parent’s obligations under Section 1.4, in each case, whether by contract, merger, consolidation, reorganization, amalgamation, liquidation or otherwise by operation of law, at any time to a non-affiliated third party, Coeur shall deliver to ASM Parent a written notice stating Coeur’s desire to effect such a transfer specifying the interest intended to be transferred (a “ROFO Notice”). ASM Parent may within ten business days of delivery of a ROFO Notice (the “ROFO Notice Period”) provide Coeur with notice of its intention to enter into good faith negotiations with respect to such transfer (the “ROFO Intention Notice”).

(b) Upon receipt of a ROFO Intention Notice, Coeur and ASM Parent shall enter into good faith negotiations with respect to such transfer for a period of 30 days following delivery of the ROFO Intention Notice (as it may be extended by mutual agreement of Coeur and ASM Parent, the “ROFO Negotiation Period”).

(c) Following on the expiration date of (i) the ROFO Negotiation Period or (ii) if no ROFO Intention Notice is delivered within the ROFO Notice Period, the ROFO Notice Period, Coeur shall be permitted, within one year of the expiration of such applicable period, to effect a transfer of all or a portion of the interest specified in the ROFO Notice, without consent or further notice to ASM Parent.

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ARTICLE IV
GENERAL

4.1 Right to Inspect. In addition to the audit rights provided in Section 2.2, once during each calendar year, Coeur or its authorized representative(s) may, upon providing ten business days’ advance written notice to ASM Parent and subject to the confidentiality obligations described in this Agreement, (x) inspect the Buyer Parties’ and La Preciosa’s records and data pertaining to the production and sale of Products and the computation of the GVR, (y) inspect the Buyer Parties’ and La Preciosa’s records and data pertaining to the discovery and declaration of New Mineral Reserves and the computation of the New Reserve Discovery Contingent Payment for the calendar year in which the inspection is completed and (z) gain access to the GVR Area for the purpose of inspecting the property and the improvements and to sample and inspect all Products and New Mineral Reserves. Any such inspection shall be at Coeur’s own cost and risk and shall be conducted in a manner that will not materially interfere with the Buyer Parties’ or La Preciosa’s operations.

4.2 Reports. The Buyer Parties shall deliver quarterly written reports within 30 days following each calendar quarter end showing in reasonable detail and industry standards such as the Committee for Mineral Reserves International Reporting Standards, the results obtained directly from exploration of the GVR Area, estimated mineral reserves and resources as of quarter-end, the amount of estimated mineral reserves depleted in the most recent year as a result of production, and the amount of estimated mineral reserves and resources added to or reduced from the mineral reserves and resources as estimated as at the end of the year preceding the most recent year. Such reports shall also include environmental and social reports to the extent prepared internally by the Buyer Parties for their own use.

4.3 Conduct of Operations. All of the Buyer Parties’ decisions shall be, and the Buyer Parties shall cause La Preciosa’s decisions, concerning the mining and sale of Products to be, made acting reasonably and in accordance with good mining industry practices under the circumstances. In the event either ASM Parent or any of its subsidiaries, including La Preciosa, receive insurance proceeds for any Products that are lost or damaged, ASM Parent shall pay to Coeur an amount equal to the gross insurance proceeds received multiplied by 2.00%.

4.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail, upon written confirmation of receipt by e mail or otherwise, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

To Coeur:	Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Mitchell Krebs, President and Chief Executive Officer E-mail: [Personal information redacted]

with a copy (which shall not constitute notice) to:

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Casey M. Nault, Senior Vice President, General Counsel and Secretary
E-mail: [Personal information redacted]

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and

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Steven R. Shoemate
E-mail: [Personal information redacted]

To the Buyer Parties or La Preciosa:	Avino Silver & Gold Mines Ltd.
Suite 900 – 570 Granville Street
Vancouver, BC, V6C 3P1
Attention: David Wolfin, President
E-mail: [Personal information redacted]

with a copy (which shall not constitute notice) to:

Harper Grey LLP
3200 – 650 West Georgia St.
Vancouver, BC, V6B 4P7
Attention: Paul A. Bowes
E-mail: [Personal information redacted]

4.5 Confidentiality.

(a) Coeur agrees to keep confidential all nonpublic information provided to it by the Buyer Parties and La Preciosa under this Agreement and not to disclose any such information to any third party without the prior written consent of the Buyer Parties, except as may be required by applicable Law or regulation (including any stock exchange requirement) or as set forth below. This provision will not apply to information which (1) is already in Coeur’s possession, (2) becomes available to Coeur on a non-confidential basis from a third-party source or (3) is in, or otherwise comes into, the public domain other than through the breach by Coeur of its obligations under this provision. Confidential information received by Coeur from the Buyer Parties and La Preciosa may be disclosed (i) to an Affiliate, employee, officer, representative, legal counsel, agent or consultant of Coeur (ii) to a potential buyer of Coeur’s interest in the GVR or the New Reserve Discovery Contingent Payment (but only after obligating the third party to whom disclosure is being made to a written confidentiality agreement that binds such third party at least to the same extent Coeur is obligated under this Agreement), and (iii) if required or requested in the ordinary course of events under any applicable Law, regulation, court order, rule of any stock exchange or other legal requirement.

(b) Nothing in this Agreement shall prevent the disclosure of confidential information delivered pursuant to this Agreement to the parties’ lawyers, litigation consultants, litigation experts, accountants, auditors, lenders, insurers/reinsurers, regulators, or securities exchanges on which the securities of such party or an Affiliate are listed or quoted, provided that the disclosure of the information is reasonably necessary to effectuate the terms of this Agreement, or is required for tax, financial reporting, stock exchange, or governmental compliance purposes.

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(c) The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statements prior to obtaining the other parties’ written approval, except as may be required by applicable Law or the rules of any securities exchange, or as is impractical under the circumstances. Notwithstanding the foregoing, the parties may make public statements in response to questions from the press, analysts, investors or those attending industry conferences so long as such statements are substantially consistent with the press releases, public disclosures or public statements previously issued or made by the parties, as applicable; provided, that such previously issued press releases, public disclosures or public statements were made after the date hereof and in accordance with this Agreement.

4.6 Maintenance of GVR Area. The Buyer Parties shall, and shall cause La Preciosa to, maintain its and their Mineral Rights in the GVR Area by timely performing all assessment work, paying claim maintenance fees, or otherwise, as required by applicable Law and timely paying all assessments and Taxes imposed on any and all of the interests subject to this Agreement and shall assure that La Preciosa’s Mineral Rights are not diminished or lost as a result of the Buyer Parties’ failure to perform the foregoing obligations. The Buyer Parties and La Preciosa shall provide Coeur with copies of any written notices received regarding any actual or potential default under any agreements governing any of the Buyer Parties’ or La Preciosa’s Mineral Rights.

4.7 Right of First Refusal. So long as Coeur or any of its permitted transferees or assignees retains the GVR, Coeur shall have a right of first refusal on any proposed new royalty, stream, deferred financing arrangements or other rights which may be similar thereto (a “Subsequent Royalty”), in and to the GVR Area. Before any of the Buyer Parties or La Preciosa (or any of their Affiliates or subsidiaries) grant any Subsequent Royalty, such Person must comply with the provisions of this Section 4.7. If any of the Buyer Parties or La Preciosa (or any of their Affiliates or subsidiaries) desires to enter into an agreement with a third-party regarding a Subsequent Royalty (a “Proposed Royalty Interest Agreement”), the Buyer Parties shall promptly notify Coeur in writing of its intention and deliver an unredacted copy of the Proposed Royalty Interest Agreement and a summary of the material terms thereof (the “Offer Notice”). Upon receipt of the Offer Notice, Coeur will have the right, but not an obligation, to acquire the Subsequent Royalty subject to the Proposed Royalty Interest Agreement on the terms and conditions specified in the Offer Notice. If Coeur elects to acquire such royalty interest it shall notify ASM Parent no later than 30 days following delivery of the Offer Notice. Coeur, the Buyer Parties and La Preciosa shall then work together in good faith to execute a definitive agreement regarding such royalty interest. The Buyer Parties and La Preciosa shall not grant any royalty of other rights which may be similar to a royalty in and to the GVR Area without first complying with this Section 4.7.

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ARTICLE V
MISCELLANEOUS

5.1 Amendment and Waiver. This Agreement may only be amended by an instrument in writing signed by the parties. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

5.2 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

5.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

5.4 Entire Agreement. This Agreement, the Purchase Agreement, the other Ancillary Agreements (as defined in the Purchase Agreement) and the Confidentiality Agreement (as defined in the Purchase Agreement) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

5.5 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

5.6 Rules of Construction. When a reference is made in this Agreement to a Section, or Exhibit such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

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5.7 Prevailing Party. If there shall occur any dispute or proceeding among the parties relating to this Agreement or the transactions contemplated hereby, the non-prevailing party shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) of the prevailing party.

5.8 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

5.9 No Joint Venture, Mining Partnership, Commercial Partnership. This Agreement shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between or among the parties. Except to the extent specifically provided in this Agreement, it is for the sole benefit of the parties and no other person (including any creditor of the parties) is intended to be a beneficiary of this Agreement or shall have any rights under this Agreement.

5.10 Further Assurances. Each party shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the transactions contemplated in this Agreement, in each case at the cost and expense of the party requesting such further document or action, unless expressly indicated otherwise.

5.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5.12 .pdf Signature. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

5.13 No Presumption Against Drafting Party. Each of the Buyer Parties, La Preciosa and Coeur acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

ARTICLE VI

DEFINITIONS

“Affiliate” mean any Person that directly or indirectly controls, is controlled by, or is under common control with a party.

“After-Acquired Property” means any real property interest, mining claim, minerals lease or license, and any other form of interest in minerals, or surface or water rights, located wholly or in part within 2 miles of the outside boundaries of the La Preciosa Property.

“Applicable Rate” means the Prime Rate as published by the Wall Street Journal.

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“Average Price” means:

(a)

with respect to gold, the average LBMA Gold Price (afternoon fix) as published by the LBMA on its website (or should that quotation cease, another similar quotation acceptable to the parties, acting reasonably) calculated by summing such quoted prices reported for each day during the applicable quarter and dividing the sum by the number of days for which such prices were reported during the applicable quarter and included in the numerator;

(b)

with respect to silver, the average LBMA Silver Price as published by the LBMA on its website (or should that quotation cease, another similar quotation acceptable to the parties, acting reasonably) calculated by summing such quoted prices reported for each day during the applicable quarter and dividing the sum by the number of days for which such prices were reported during the applicable quarter and included in the numerator; and

(c)

with respect to any other Minerals, the average daily spot price or equivalent for a specified metal as published by COMEX (or should that quotation cease, another similar quotation acceptable to the parties, acting reasonably) calculated by summing such quoted prices reported for each day during the applicable quarter and dividing the sum by the number of days for which such prices were reported during the applicable quarter and included in the numerator.

“COMEX” means the COMEX division of the New York Mercantile Exchange.

“Encumbrance” means any charge, claim, mortgage, deed of trust, security interest, pledge, lien, right of first refusal, right of first offer, other preferential right, profits interest, net profits interest, royalty interest, overriding royalty interest, conditional sale or title retention agreement, or other burdens of any nature affecting an interest in real or personal property.

“Exploration Expenditures” means all cash expenses incurred toward ascertaining the existence, location, quantity, quality, or commercial value of Minerals in, under, or upon the New Reserve Discovery Area computed in accordance with generally accepted accounting principles consistently applied, including, without limiting the generality of the foregoing, the following: (a) actual salaries, benefit and fringe costs and wages whether or not required by law of employees or contractors assigned to and actually performing exploration and related activities within or benefiting the New Reserve Discovery Area (employees and contractors may include geologists, geophysicists, engineers, surveyors, engineering assistants, technicians, draftsmen, engineering clerks and other personnel performing technical services connected with such exploration); provided, that such expenses shall not include general and administrative or operational expenses related to day-to-day operations of ASM Parent; (b) monies expended associated with drilling and site preparation; (c) monies expended for the use of machinery, vehicles, equipment and supplies required for exploration; provided, however, if ASM Parent uses equipment owned by it or an Affiliate, charges shall be no greater than the terms available for third parties in the vicinity of the La Preciosa Property; (d) monies expended for metallurgical and engineering work; geophysical, geochemical and geological surveys and assays and other costs incurred to determine the quality and quantity of minerals on the New Reserve Discovery Area; and (e) monies expended in preparation and acquisition of environmental permits necessary to commence, carry out or complete exploration, and otherwise spent on or accrued for activities required for environmental compliance.

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“Governmental Authority” means any United States or non-United States (including any Mexican) national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Gross Value Returns” means an amount in the aggregate for all Products, equal to (i) the amount of each such Product (such amount measured in the applicable units (e.g. ounces) used to calculate the Average Price for such Product, as the case may be) sold during the applicable quarter, multiplied by (ii) the Average Price for each such respective unit of Product calculated with respect to such applicable quarter.

“GVR” shall equal 2.00% multiplied by the Gross Value Returns received or deemed to have been received in the calendar quarter.

“GVR Area” means all areas of the La Preciosa Property and any After-Acquired Property, other than the Gloria and Abundancia areas of the La Preciosa Property, as set forth in the map included in Exhibit A hereto.

“La Preciosa Property” means the mining concessions and real property interests set forth in Exhibit B, which collectively comprise the property known as the La Preciosa Project located in the State of Durango, Mexico, and as further described in the map included in Exhibit A hereto

.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“LBMA” means the London Bullion Market Association.

“Metals” means any metallic element in whatever form and however contained, including by way of example, gold, silver, platinum, palladium, copper, zinc, nickel, iron, lead, cobalt, titanium, iridium and uranium.

“Mined Materials” means materials located on the GVR Area and includes any ores, Metals, Minerals, stockpiles, waste dumps, tailings, spoiled leached materials, Mineral products (including intermediate products) and materials of every nature or sort, or any other material present on the surface of the GVR Area, whether previously severed or not.

“Mineral Rights” means prospecting licenses, exploration licenses, mining leases, mining licenses, Mining concessions as defined under the laws of Mexico (Federal Constitution and Mining Law) mining contracts with a competent Governmental Authority or governmental company or entity, association agreements, water rights, easements, and surface rights and other forms of mineral tenure or other rights to Minerals (including exploitation and development rights), or rights to work upon or occupy lands, and all material permits, agreements, approvals, consents, certificates, dockets, proceedings, registrations and authorizations granting such licenses, rights, or easements for the purposes of searching for, developing, extracting or disposing of Minerals under any form of mineral tenure or right, whether contractual, statutory, regulatory, or otherwise or any interest therein.

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“Minerals” means any naturally occurring substance including gold, all other Metals, coal, all other hydrocarbons, and all industrial minerals, including diamonds, evaporates, limestone, rock, gravel, sand and clay.

“Monthly Operating Report” means a written report in relation to a calendar month which shall contain, as applicable:

(a) types, tons and grade of Minerals mined;

(b) types, tons and grade of Minerals stockpiled;

(c) with respect to the processing facilities, the types, tons and grade of processed Minerals; recoveries for gold, silver and other Minerals; and doré weight and gold and silver grade;

(d) the number of ounces of Metals and the quantity of other Minerals contained in the material processed during such quarter, but not delivered to a payor by the end of such quarter;

(e) the number of ounces of Metals and the quantity of other Minerals produced and delivered to a payor, and the names and addresses of each such payor;

(f) the number of ounces of unsold Metals in inventory, at the GVR Area, and at the refinery;

(g) the amount and a description of operating and capital expenditures;

(h) on a quarterly basis, an exploration update, including (x) the exploration focus (including details of any exploration targets) and (y) the number of meters drilled and the applicable drill results; and

(i) on a quarterly basis, a comparison of the annual forecast production to the annual budgeted production; and any material changes from the most recent production forecasts provided to Coeur.

“New Reserve Discovery Area” means all areas of the GVR Area other than the Martha area of the La Preciosa Property, as set forth in the map included in Exhibit A hereto.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Products” means all Minerals and Mined Materials mined, executed, extracted, recovered in soluble solution or otherwise recovered, produced or removed from the GVR Area, whether in the form of ore, concentrates, refined metals or any other beneficiated or derivative product, and including any marketable mineral products derived from any processing or reprocessing of any tailings, waste rock or other waste products originally derived from the GVR Area.

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“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of ASM Parent with or into any Person in one or a series of related transactions (other than a merger, consolidation, business combination or amalgamation in which the holders (excluding the acquiror and persons acting with the acquiror in such transaction) of the voting securities of the ASM Parent outstanding immediately prior to such transaction continue to hold at least 50% of the combined voting power of the securities of ASM Parent or the surviving entity or any parent thereof outstanding immediately after such merger of consolidation), (ii) the sale of voting equity securities of ASM Parent that represents a majority of the aggregate voting power of such voting equity securities (including by means of merger, consolidation, business combination, share exchange or other reorganization in one or a series of related transactions and taking into account the voting securities held by the acquiror prior to such transaction) or (iii) the direct or indirect sale, lease or transfer, in one or a series of related transactions, of all or substantially all of ASM Parent’s assets (determined on a consolidated basis) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in each case, any transaction solely between and among ASM Parent and one or more of its wholly-owned subsidiaries shall not be considered a Sale Transaction hereunder.

“Silver Equivalent Ounces” means the silver ounces plus the silver equivalent of gold ounces, with gold ounces converted to silver ounces based a conversion ratio of one ounce of gold to 55 ounces of silver at the time of such conversion.

“Taxes” means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority.

“Transfer” means shall mean any sale, grant, assignment, conveyance, Encumbrance, pledge, hypothecation, abandonment or other transfer.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COEUR MINING, INC.

By:
Name:
Title:

PROYECTOS MINEROS LA PRECIOSA S.A. DE C.V.

By:
Name:
Title:

AVINO SILVER & GOLD MINES LTD.

By:
Name:
Title:

LA PRECIOSA SILVER & GOLD MINES LTD.

By:
Name:
Title:

LA LUNA SILVER & GOLD MINES LTD.

By:
Name:
Title:

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EXHIBIT B

GUARANTY AGREEMENT

GUARANTY AGREEMENT, dated as of [_____], 2021 (as amended from time to time, the “Guaranty”), by Avino Silver & Gold Mines Ltd., a Canadian limited company (the “Guarantor”), in favor of Coeur Mining, Inc., a Delaware corporation (together with its permitted successors, the “Beneficiary”).

R E C I T A L S

A. Pursuant to a Share Purchase Agreement, dated as of October 27, 2021 (the “Share Purchase Agreement”), by and among, inter alios, the Beneficiary and Coeur La Preciosa Silver Corp., a Canadian corporation, as sellers, Proyectos Mineros La Preciosa S.A. de C.V., a Mexican Sociedad anonima de capital variable, as the target company (“La Preciosa”), La Preciosa Silver & Gold Mines Ltd., a British Columbia company (“Buyer 1”), and La Luna Silver & Gold Mines Ltd., a British Columbia company (“Buyer 2”) (collectively, the “Buyers”) and the Guarantor (together with the Buyers, the “Buyer Parties”), the Buyers have agreed to issue and deliver promissory notes in an aggregate principal amount of $5,000,000 (as amended from time to time, the “Notes”) to Coeur Mining, Inc., subject to the terms and conditions set forth therein.

B. The Share Purchase Agreement requires that the Guarantor guaranty unconditionally any and all obligations of the Buyers to the Beneficiary under the Notes as provided herein.

C. The Guarantor is the direct parent company of each Buyer and has determined that it will derive substantial direct and indirect benefit from the extensions of credit evidenced by the Notes.

A G R E E M E N T

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

Section 1.01 Definitions. Terms with initial capital letters not otherwise defined herein have the respective meanings set forth in the Notes. In addition, the following terms with initial capital letters have the following meanings:

“Applicable Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any governmental authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any governmental authority (including common law and principles of public policy).

“Event of Default” means any Event of Default under and as defined in any Note.

“Governmental Approval” means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any governmental authority.

Section 1.02 Other Definitional Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section and Schedule references are to this Guaranty unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

GUARANTY

Section 2.01 Guaranty.

(a) The Guarantor unconditionally and irrevocably guaranties and promises to pay to the order of the Beneficiary, on demand, in lawful money of the United States of America, any and all Obligations of the Buyers from time to time owed to the Beneficiary under the Notes as and when such Obligations are due. The Guarantor further agrees that if a Buyer shall fail to pay in full when due any of its Obligations under the applicable Note, the Guarantor will pay the same on demand, in like currency, as a principal obligor, and not a surety.

(b) The term “Obligations” means any and all present and future obligations and liabilities of either Buyer of every type and description to the Beneficiary, or any of its successors or assigns, under either Note, whether for principal (whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise), interest, or other reimbursement obligations, fees, expenses, or other amounts (including attorneys’ fees and expenses), in each case whether primary, secondary, direct, contingent, fixed or otherwise (including interest and other monetary obligations in respect of either Note incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding). All Obligations shall be conclusively presumed to have been created in reliance on this Guaranty.

(c) All payments hereunder shall be made on the same basis as payments by a Buyer under Sections 1 and 3 of the Notes.

Section 2.02 Continuing and Irrevocable Guaranty. This is a continuing guaranty of the Obligations and may not be revoked and shall not otherwise terminate unless and until the Obligations have been indefeasibly paid and performed in full. If notwithstanding the foregoing the Guarantor shall have any right under Applicable Law to terminate this Guaranty prior to indefeasible payment in full of the Obligations, no such termination shall be effective until noon the next Business Day after the Beneficiary shall have received written notice thereof, signed by the Guarantor. Any such termination shall not affect this Guaranty in relation to (a) any Obligation that was incurred or arose prior to the effective time of such notice, (b) any Obligation incurred or arising after such effective time where such Obligation is incurred or arises either pursuant to commitments existing at such effective time or incurred for the purpose of protecting or enforcing rights against either Buyer, the Guarantor or other guarantor of or other Person directly or indirectly liable on the Obligations or any portion thereof (each of the Buyers, the Guarantor and any such other Person is referred to herein as an “Obligor”) or (c) any renewals, extensions, readvances, modifications or rearrangements of any of the foregoing.

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Section 2.03 Nature of Guaranty. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of either Buyer or any other Obligor and a separate action or actions may be brought and prosecuted against the Guarantor, whether or not any action is brought or prosecuted against a Buyer or any other Obligor or whether a Buyer or any other Obligor is joined in any such action or actions. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

(a) the legality, validity or enforceability of the Notes or any of the Obligations;

(b) any defense (other than payment), set-off or counterclaim that may at any time be available to either Buyer or any other Obligor against, and any right of setoff at any time held by, the Beneficiary; or

(c) any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of either Buyer or any other Obligor, in bankruptcy or in any other instance.

Section 2.04 Authorization. The Guarantor authorizes the Beneficiary, without notice to or further assent by the Guarantor, and without affecting the Guarantor’s liability hereunder (regardless of whether any subrogation or similar right that the Guarantor may have or any other right or remedy of the Guarantor is extinguished or impaired), from time to time to:

(a) permit the Buyers to increase or create Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Obligations or any part thereof, or otherwise amend the terms and conditions of the Notes or any provision thereof;

(b) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Beneficiary against the Buyers or any other Obligor in respect of any Obligations;

(c) release, add or settle with any Obligor in respect of this Guaranty, either Note or the Obligations;

(d) accept partial payments on the Obligations and apply any and all payments or recoveries from any Obligor to such of the Obligations as the Beneficiary may elect in its sole discretion, whether or not such Obligations are secured or guaranteed;

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(e) refund at any time, at the Beneficiary’s sole discretion, any payments or recoveries received by the Beneficiary in respect of any Obligations; and

(f) otherwise deal with each Buyer and any other Obligor as the Beneficiary may elect in its sole discretion.

Section 2.05 Certain Waivers. In connection with this Guaranty, the Guarantor waives:

(a) the right to require the Beneficiaries to proceed against a Buyer or any other Obligor or to pursue any other remedy in the Beneficiary’s power whatsoever and the right to have the property of a Buyer or any other Obligor first applied to the discharge of the Obligations;

(b) all rights and benefits under Applicable Law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

(c) the benefit of any statute of limitations affecting the Obligations or the Guarantor’s liability hereunder;

(d) any requirement of marshalling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the Beneficiary, even though that election of remedies, such as nonjudicial foreclosure with respect to the security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the Buyers;

(e) any right to assert against the Beneficiary any defense (legal or equitable), set-off, counterclaim and other right that the Guarantor may now or any time hereafter have against a Buyer or any other Obligor;

(f) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind; and

(g) all defenses that at any time may be available to the Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect and ALL rights and defenses that are or may become available to THE GUARANTOR by reason of APPLICABLE LAW.

Section 2.06 Subrogation; Certain Agreements.

(a) THE GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT THE BENEFICIARY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST EITHER BUYER OR ANY OTHER OBLIGOR AND ANY AND ALL OTHER RIGHTS AND CLAIMS THE GUARANTOR MAY HAVE AGAINST EITHER BUYER OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.

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(b) The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Buyers and each other Obligor and of all other circumstances bearing upon the risk of nonpayment of the Obligations that diligent inquiry would reveal, and agrees that the Beneficiary shall have no duty to advise the Guarantor of information regarding such condition or any such circumstances.

Section 2.07 Bankruptcy No Discharge.

(a) Without limiting Section 2.03, this Guaranty shall not be discharged or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding commenced by or against the Buyers or any other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by the Beneficiary, and (ii) any disallowance of all or any portion of any Beneficiary’s claim for repayment of the Obligations. The Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to the Buyers and each other Obligor.

(b) Any Event of Default shall render all Obligations automatically due and payable for purposes of this Guaranty, notwithstanding any stay of the right of the Beneficiary to accelerate the Obligations.

(c) Notwithstanding anything to the contrary herein contained, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving a Buyer, any other Obligor or otherwise or if the Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds had not been received.

Section 2.08 Subordination.

(a) The Guarantor hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of each Buyer and each other Obligor to the Guarantor (“Subordinated Debt”), to the prior payment in full in cash of the Obligations, whether or not such Subordinated Debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this Guaranty. Without limitation, no payment or distribution of assets of any Obligor of any kind or character, whether in cash, securities or other property, shall be made on or with respect to the Subordinated Debt prior to the payment in full in cash of the Obligations. If, whether or not at the Beneficiary’s request, the Guarantor shall receive, prior to payment in full in cash of all Obligations, payment of any sum from the Buyers or any other Obligor upon any Subordinated Debt, any such sum shall be received by the Guarantor as trustee for the Beneficiary and shall forthwith be paid over to the Beneficiary on account of the Obligations, without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

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ARTICLE III

COVENANTS

The Guarantor covenants that it shall perform each and all of the following until termination of this Guaranty pursuant to Section 2.02.

Section 3.01 Corporate Existence, Properties, Etc. The Guarantor will at all times preserve and maintain its limited company existence and any rights and franchises material to its business and maintain in good repair, working order and condition (ordinary wear and tear excepted), all of the material properties useful or necessary to its business, and from time to time the Guarantor will make or cause to be made all appropriate repairs, renewals and replacements thereto.

Section 3.02 Fundamental Changes. The Guarantor shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of, or permit the conveyance, transfer, lease or other disposition of, in each case whether in one transaction or in a series of transactions, all or substantially all of the Guarantor’s assets (whether now owned or hereafter acquired) to or in favor of, any Person unless such Person shall assume the Guarantor’s obligations under this Guaranty pursuant to documentation reasonably satisfactory to the Beneficiary.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Expenses. The Guarantor shall pay to the Beneficiary any and all costs and expenses (including attorneys’ fees and expenses) that the Beneficiary may incur in connection with (a) the collection of all sums guarantied hereunder or (b) the exercise or enforcement of any of the rights, powers or remedies of the Beneficiary under this Guaranty or Applicable Law. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest to the extent provided in Section 2 of the applicable Note.

Section 4.02 Amendments and Other Modifications. No amendment of any provision of this Guaranty (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Guarantor and the Beneficiary. Any waiver or consent relating to any provision of this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

Section 4.03 Cumulative Remedies; Failure or Delay. The rights and remedies provided for under this Guaranty are cumulative and are not exclusive of any rights and remedies that may be available to the Beneficiary under Applicable Law or otherwise. No failure or delay on the part of the Beneficiary in the exercise of any power, right or remedy under this Guaranty shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

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Section 4.04 Notices, Etc. All notices and other communications under this Guaranty shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by electronic transmission as indicated on Schedule 4.04, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section, all notices and other communications shall be given to the parties hereto at their respective addresses indicated on Schedule 4.04.

Section 4.05 Successors and Assigns. This Guaranty and each amendment hereof shall be binding upon and, subject to the next sentence, inure to the benefit of the Guarantor, the Beneficiary and its successors and assigns. The Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of the Beneficiary. The benefit of this Guaranty shall automatically pass with any assignment of the Obligations (or any portion thereof), to the extent of such assignment.

Section 4.06 Choice of Forum.

(a) All actions or proceedings arising in connection with this Guaranty shall be tried and litigated in, and the Guarantor hereby consents to the non-exclusive jurisdiction of, the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE GUARANTOR AND THE BENEFICIARY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(b) The Guarantor further agrees that notice as provided herein shall constitute sufficient service of process and the Guarantor further waives any argument that such service is insufficient. The Guarantor hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by such courts.

(c) Nothing contained in this Section shall preclude the Beneficiary from bringing any action or proceeding arising out of or relating to this Guaranty in the courts of any place where the Guarantor or any of its assets may be found or located.

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Section 4.07 Set Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Beneficiary, each holder or transferee of any Obligations or any Person with any interest therein is hereby irrevocably authorized by the Guarantor, at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other debt, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by the Beneficiary, such holder, such transferee or such other Person, to or for the credit or the account of the Guarantor, against and on account of the obligations of the Guarantor to the Beneficiary, such holder, such transferee, or such other Person under this Guaranty, irrespective of whether or not the Beneficiary, such holder, such transferee or such other Person shall have made any demand for payment and although such obligations may be contingent and unmatured.

Section 4.08 Complete Agreement. This Guaranty, together with the exhibits and schedules hereto and the Share Purchase Agreement and the Notes, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

Section 4.09 Limitation of Liability. No claim shall be made by the Guarantor against the Beneficiary or its affiliates, directors, officers, employees or agents of the Beneficiary for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Guaranty, or any act, omission or event occurring in connection therewith; and the Guarantor waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 4.10 WAIVER OF TRIAL BY JURY. THE GUARANTOR AND THE BENEFICIARY (BY ACCEPTANCE HEREOF) WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS GUARANTY OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

Section 4.11 Governing Law. This Guaranty and all disputes or controversies arising out of or relating to this Guaranty or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

[Signature page follows.]

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IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the date set forth above.

AVINO SILVER & GOLD MINES LTD., a Canadian limited company
By:
Name:
Title:

SCHEDULE 4.04

ADDRESSES

Guarantor:

Avino Silver & Gold Mines Ltd.

Suite 900 – 570 Granville Street

Vancouver, BC, V6C 3P1

Beneficiary:

Coeur Mining, Inc.

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

EXHIBIT C

Except as otherwise disclaimed in the Share Purchase Agreement or the Company Disclosure Schedules, “La Preciosa Property” means the mining concessions and real property interests set forth herein, which collectively comprise the property known as the La Preciosa Project located in the State of Durango, Mexico.

Mineral Rights:

Name	Title	Surface
EL CHOQUE CUATRO	220251	629.7778
EL CHOQUE SEIS	220583	249
EL CHOQUE TRES	218953	10
FRACCION LA PRECIOSA	185128	2.5249
LA B	214232	28.2006
LA PRECIOSA	182517	143.6119
LUPITA	182584	27.1878
SAN PATRICIO	189616	29.474
SANTA MONICA SUR	223097	900
EL NIÑO	236219	10
LA PEÑA	204828	57.319
CENTINELA	244180	0.1048
DON MIGUEL HIDALGO Y COSTILLA	244480	0.2168
TIFON 3 R1A	246466	2785.7042
HURACAN 4 R1A	246910	1768.4591

Property Rights:

The Cervantes LLC surface rights for 30-12-86 Has. as illustrated on the map below and the leasehold interests set forth in the tables below.

FRANCISCO JAVIER MINA
NAME	SURFACE (HECTARES)	YEARS OF VALIDITY	PAYMENT PERIODICITY (YEARS)	LAST PAYMENT	ISSUE DATE	TERMINATION DATE	COMMENTS
[Personal information redacted]	9.9726077	30	1	$123,721.83	November 21, 2014	November 20, 2044	PAYMENT MXP
[Personal information redacted]	1.1161195	30	1	$13,846.77	November 21, 2014	November 20, 2044	PAYMENT MXP
[Personal information redacted]	14.0861922	30	1	$170,122.32	November 21, 2014	November 20, 2044	PAYMENT MXP
LAZARO CARDENAS
NAME	SURFACE (HECTARES)	YEARS OF VALIDITY	PAYMENT PERIODICITY (YEARS)	LAST PAYMENT	ISSUE DATE	TERMINATION DATE	COMMENTS
[Personal information redacted]	5.798783	30	1	$72,129.49	June 14, 2016	June 15, 2046	PAYMENT MXP
[Personal information redacted]	0.692674	30	1	$8,615.99	June 14, 2016	June 15, 2046	PAYMENT MXP
[Personal information redacted]	3.06846	30	UNIQUE	$552,322.80	October 30, 2016	October 29, 2046	PAYMENT MXP
[Personal information redacted]	12.196486	30	UNIQUE	$2,195,367.48	October 30, 2016	October 29, 2046	PAYMENT MXP
[Personal information redacted]	8.699469	30	UNIQUE	$1,565,904.42	October 30, 2016	October 29, 2046	PAYMENT MXP
[Personal information redacted]	2.427687	30	1	$30,197.33	June 14, 2016	June 15, 2046	PAYMENT MXP
[Personal information redacted]	1.565244	30	UNIQUE	$281,743.92	November 12, 2016	November 11, 2046	PAYMENT MXP
[Personal information redacted]	1.707647	30	UNIQUE	$307,376.46	November 4, 2016	November 3, 2046	PAYMENT MXP
[Personal information redacted]	2.329085	30	UNIQUE	$419,235.30	June 14, 2016	June 15, 2046	PAYMENT MXP
[Personal information redacted]	1.841431	30	UNIQUE	$331,457.58	June 14, 2016	June 15, 2046	PAYMENT MXP
RICARDO FLORES MAGON
NAME	SURFACE (HECTARES)	YEARS OF VALIDITY	PAYMENT PERIODICITY (YEARS)	LAST PAYMENT	ISSUE DATE	TERMINATION DATE	COMMENTS
[Personal information redacted]	0.3798	30	UNIQUE	$68,374.24	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	1.6293	30	UNIQUE	$293,278.86	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	9.3212	30	UNIQUE	$1,677,817.26	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	1.8105	30	UNIQUE	$325,902.60	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	11.1753	30	UNIQUE	$2,011,564.62	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	8.0218	30	UNIQUE	$1,443,933.00	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	1.4322	30	UNIQUE	$257,806.62	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	4.1351	30	UNIQUE	$744,325.02	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	3.5202	30	UNIQUE	$633,645.72	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	5.5809	30	UNIQUE	$1,004,576.40	May 6, 2015	May 5, 2045	PAYMENT MXP
[Personal information redacted]	3.2619	30	UNIQUE	$587,150.91	May 6, 2015	May 5, 2045	PAYMENT MXP

104°28'0"O
104°26'0"O
24°28'0"N
24°26'0"N
24°24'0"N
N
SANTA MONICA SUR
T.223097
900Has.
FRACCION LA PRECIOSA
T.185128
2.5249Has.
SAN PATRICIO
T.189616
29.474Has.
CENTINELA
T.244180
0.1048Has.
LUPITA
T.182584
27.1878Has.
ABUNDANCIA
MARTHA
HURACAN 4R1A
T.246467
1768.6Has.
30-12-86 Has.
LA GLORIA
TRANSVERSAL
EL NIÑO
T.236219
10Has.
EL CHOQUE SEIS
T.220583
249Has.
LA PRECIOSA
T.182517
143.61Has.
LA PEÑA
T.204828
57.319Has.
LA B
T.214232
28.2006Has.
EL CHOQUE TRES
T.218953
10Has.
EL CHOQUE CUATRO
T.220251
644.13Has.
DON MIGUEL HIDALGO Y COSTILLA
T.244480
0.2168Has.
TIFON 3 R1A
T.246466
2785.7Has.
Legend
Boundary
Geologic Structures
Cervantes Interest
La Cuesta 0.25% NSR
New Reserve Discovery Contingent Payment Not Applicable
NSR 1.25%
GVR 2.00%

Coordinate System: GCS WGS 1984
Datum: WGS 1984

0 0.25 0.5 1 1.5 2
Kilometers

1:50,000

Date: 25/10/2021

1.25% NSR CLAIMS		2.00% GVR CLAIMS	
NAME	TITTLE N°	NAME	TITTLE N°
SAN PATRICIO	189616	SANTA MONICA SUR	223097
LUPITA	182584	HURACAN 4R1A	246467
FRACCION LA PRECIOSA	185128	EL CHOQUE SEIS	220583
LA B	214232	DON MIGUEL HIDALGO Y COSTILLA	244480
LA PRECIOSA	182517	EL CHOQUE CUATRO	220251
CENTINELA	246467	EL NIÑO	236219
		LA PEÑA	204828
		EL CHOQUE TRES	218953
		TIFON 3 R1A	246466

COEUR
LA PRECIOSA®

EXHIBIT D

FORM OF NET SMELTER RETURNS ROYALTY AGREEMENT

This Net Smelter Returns Royalty Agreement (this “Agreement”), dated [___], 2021, is among Coeur Mining, Inc. a Delaware corporation (“Coeur”), on the one hand and Proyectos Mineros La Preciosa S.A. de C.V., a Mexican sociedad anónima de capital variable (“La Preciosa”), La Preciosa Silver & Gold Mines Ltd., a British Columbia company (“Buyer 1”), La Luna Silver & Gold Mines Ltd., a British Columbia company (“Buyer 2”) and Avino Silver & Gold Mines Ltd., a British Columbia company (“ASM Parent” and, together with Buyer 1 and Buyer 2, the “Buyer Parties”) on the other hand.

RECITALS

A. The parties have entered into that certain Share Purchase Agreement, dated October 27, 2021 (the “Purchase Agreement”) pursuant to which Buyer 1 and Buyer 2 acquired, in the aggregate, 100% of the issued and outstanding shares of common stock of La Preciosa and Buyer 1, Buyer 2 and ASM Parent agreed to cause La Preciosa to grant to Coeur a production royalty equal to 1.25% of the Net Smelter Returns from the Products from the NSR Area.

B. The parties desire to enter into this Agreement to define and establish the terms and conditions governing such production royalty.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

 ROYALTY TERM; CALCULATION; AND PAYMENT

1.1 Grant of Royalty. On the terms and subject to the conditions of this Agreement, La Preciosa hereby grants, bargains, sells, transfers, conveys, and agrees to pay to Coeur the NSR. The NSR shall be privileged and preferential in payment to (i) any other royalty, or other rights which may be similar to a royalty and (ii) any other contractual rights granted in respect of, or related to, the NSR Area. Each of Buyer 1 and Buyer 2 agrees that it shall cause La Preciosa to comply with and refrain from taking any actions that may interfere with, Coeur’s privileged and preferential rights pursuant to this Section 1.1. ASM Parent agrees that it shall cause each of Buyer and La Preciosa to comply with and refrain from taking any actions that may interfere with, Coeur’s privileged and preferential rights pursuant to this Section 1.1.

1.2 Term; Real Property Interest. The NSR shall be paid with respect to all Net Smelter Returns on or after the date hereof. The term of this Agreement shall be perpetual, it being the intent of the parties hereto that this Agreement and the NSR created hereby constitute a grant of a vested interest in, and property right to, the NSR Area and a covenant running with the land, and such interest shall be applicable to La Preciosa and the Buyer Parties and their successors, assigns of and to their respective interest in, or the assets of, the NSR Area. Any royalty or similar interest in the NSR Area, including in any minerals processed through the NSR Area, granted by La Preciosa or the Buyer Parties after the date hereof, shall contain a term to the effect that no payment thereof, in cash or product in kind, shall be made until the NSR payment hereunder has been paid in full for the relevant time period. Each of Buyer 1 and Buyer 2 agrees that it shall cause La Preciosa to comply with and refrain from taking any actions that may interfere or conflict with this Section 1.2. ASM Parent agrees that it shall cause each of Buyer and La Preciosa to comply with and refrain from taking any actions that may interfere or conflict with this Section 1.2.

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1.3 Calculation and Payment of NSR.

(a) La Preciosa and the Buyer Parties will calculate the NSR payment due, if any, during each calendar quarter by multiplying 1.25% by the Net Smelter Returns for that calendar quarter. ASM Parent shall, or shall cause La Preciosa to, deliver to Coeur a payment by wire transfer in immediately available funds, within 15 days after the end of the calendar quarter in which an NSR payment is due, together with a copy of the Buyer Parties’, and La Preciosa’s, accounting, sales data and the refinery and smelter outturn statements related to such payment. The first payment will be due by 15 days after the end of the first calendar quarter in which Revenues are generated. At least five days prior to the date of the first payment, Coeur will provide wiring instructions to La Preciosa and the Buyer Parties for payment. If it is subsequently determined that an overpayment or underpayment was made, subject in the case of an underpayment to the interest calculation set forth in Section 1.3(b) below, neither La Preciosa or the Buyer Parties, on the one hand, nor Coeur, on the other hand, will be required to make an additional payment or a refund, as applicable, but the overpayment or underpayment shall be corrected in the next calendar quarter following determination that an adjustment is required, or if operations on the NSR Area cease, and such overpayment or underpayment shall take place as soon as practicable and no later than 15 days following the determination that an adjustment is required.

(b) Delinquent NSR payments shall bear interest at the Applicable Rate plus 2.0%, commencing on the due date, compounding and calculated quarterly until paid. For the purposes of this paragraph, the determination of the Applicable Rate shall be made as of the date on which such payment was due.

1.4 Tax and Additional Amounts.

(a) All sums payable to or for the benefit of Coeur hereunder shall be paid free and clear of, and without any deduction or withholding on account of, any Tax, except to the extent required by applicable Law.

(b) If ASM Parent or La Preciosa makes a payment contemplated under this Agreement and is required by Law to make any deduction or withholding on account of any Tax (i) ASM Parent shall notify Coeur of any such requirement or any change in any such requirement as soon as it becomes aware of it; (ii) ASM Parent shall, or shall cause La Preciosa to, pay any such Tax before the date on which penalties attach thereto; (iii) the amount payable by ASM Parent or La Preciosa in respect of which the relevant deduction, withholding or payment is required shall be increased by such amounts (“Additional Amounts”) to the extent necessary to ensure that, after the making of the deduction, withholding or payment for any Tax, Coeur receives on the due date a net amount equal to what it would have received had no such deduction, withholding or payment for any Tax been required or made; and (iv) within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Buyer Parties shall deliver to Coeur evidence satisfactory to Coeur of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority.

2

1.5 Certain Affiliate Transactions. The Buyer Parties and La Preciosa shall be permitted to sell Minerals from the NSR Area in the form of raw ore, dore, or concentrates to an Affiliate; provided, that (i) for the purpose of calculating Net Smelter Returns in respect of such sales, any Refining Costs shall be on terms no less favorable than those which would be incurred in an arms-length sale under similar circumstances, and (ii) the Buyer Parties or La Preciosa, as applicable, shall provide sufficient documentation to Coeur demonstrating that Refining Costs were determined on such arms-length terms, including any sales contract and/or transfer pricing agreement.

ARTICLE II

INFORMATION; AUDITS; DISPUTES

2.1 Information. The Buyer Parties shall, and shall cause La Preciosa to, keep complete and accurate records of all of their operations and activities with respect to the NSR Area, including the tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable metal content, and any other information or data relevant to the calculation of Net Smelter Returns (including, but not limited to, settlement sheets, receipts, invoices or other information provided by purchasers of Products from the Buyer Parties), prepared in accordance with good mining industry practices. The Buyer Parties shall, and shall cause La Preciosa to, provide Coeur with additional documentation and records relating to the NSR Area as reasonably requested by Coeur, including any environmental reports, studies, audits, records, sampling data, site assessments, risk assessments and correspondence with any governmental entity or other third parties relating to the NSR Area. Within 15 days of the end of each calendar month, ASM Parent shall deliver the Monthly Operating Report to Coeur with respect to the La Preciosa Property (as defined in the Purchase Agreement).

2.2 Audits.

(a) Coeur has the right to audit the records related to the calculation of the NSR. The audit may only be performed once during any calendar year for the immediately preceding calendar year, by a licensed certified public accounting firm selected by Coeur and performed according to standards of the American Institute of Certified Public Accountants. Any audit under this Section 2.2 may be conducted only after providing ASM Parent ten business days’ advance written notice of its intention to conduct an audit, and shall be initiated within 90 days after the end of the calendar year for which the audit is being conducted and completed within 90 days of such initiation.

3

(b) Each audit shall be conducted during La Preciosa’s regular business hours and in a manner that does not materially interfere with its operations. Coeur shall pay all costs of any such audit, unless an audit reveals an underpayment of a royalty payment by more than 10.00%. In that case, the ASM Parent shall pay the costs of the audit.

2.3 Disputes. Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including, but not limited to, any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this clause) arising out of or related to this Agreement (including amendments or extensions), or the breach or termination of this Agreement shall be settled by arbitration in accordance with the then current Rules of the American Arbitration Association (“AAA”) for Commercial Arbitration. The arbitration shall be held in Chicago, Illinois and there shall be a single arbitrator. The arbitrator shall be chosen subject to the rules and procedures as provided by the AAA and shall have a minimum of ten years’ experience in mining matters generally and in the subject matter of the dispute specifically. No Person having a prior or existing attorney-client, business or family relationship with any of the parties or their principal representatives or a financial interest in the dispute shall be qualified to act as arbitrator in accordance with this Agreement absent the express prior written consent of the parties to this Agreement. The arbitrator shall determine the claims of the parties and render a final award in accordance with the substantive Law of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. The arbitrator shall state the reasons for the award in writing. Except as required by applicable Laws and regulations and the rules of any exchange on which the shares of the capital stock of Coeur or ASM Parent are listed for trading, a party shall not disclose the facts of the underlying dispute or the contents or results of the arbitration without the prior consent of the parties. A judgment on the award may be entered by a court having jurisdiction, located in the State of Delaware.

ARTICLE III

 TRANSFER OF INTEREST

3.1 Transfer of Interest by the Buyer Parties. The Buyer Parties and La Preciosa shall be permitted to Transfer all or any portion of its interest and obligations in this Agreement, La Preciosa (in the case of the Buyer Parties), or the NSR Area only if (i) prior to any such Transfer, the Buyer Parties or La Preciosa, as applicable, have obtained the written consent of Coeur (not to be unreasonably withheld) and (ii) any instrument of Transfer (regardless of whether such Transfer of interest is direct or indirect) provides for the transferee’s express agreement to assume, perform and be bound by the Buyer Parties’ and La Preciosa’s, obligations under this Agreement; provided that, in the event of a Sale Transaction, Coeur’s written consent need not be obtained so long as ASM Parent and the relevant transferee comply with the requirement set forth in the preceding clause (ii). The Buyer Parties and La Preciosa shall not be permitted to Transfer this Agreement to any third party that is not the operator of the mining operation on the NSR Area or the majority shareholder of such operator.

3.2 Transfer of Interest by Coeur. Coeur may Transfer any or all of its interest in the NSR, whether by contract, merger, consolidation, reorganization, amalgamation, liquidation or otherwise by operation of law, at any time without the consent of ASM Parent, upon at least 10 days’ advance written notice to ASM Parent.

4

ARTICLE IV
GENERAL

4.1 Right to Inspect. In addition to the audit rights provided in Section 2.2, once during each calendar year, Coeur or its authorized representative(s) may, upon providing ten business days’ advance written notice to ASM Parent and subject to the confidentiality obligations described in this Agreement, (x) inspect the Buyer Parties’ and La Preciosa’s records and data pertaining to the production and sale of Products and the computation of the NSR for the calendar year in which the inspection is completed and (y) gain access to the NSR Area for the purpose of inspecting the property and the improvements and to sample and inspect all Products. Any such inspection shall be at Coeur’s own cost and risk and shall be conducted in a manner that will not materially interfere with the Buyer Parties’ or La Preciosa’s operations.

4.2 Reports. The Buyer Parties shall deliver quarterly written reports within 30 days following each calendar quarter end showing in reasonable detail and industry standards such as the Committee for Mineral Reserves International Reporting Standards, the results obtained directly from exploration of the NSR Area, estimated mineral reserves and resources as of quarter-end, the amount of estimated mineral reserves depleted in the most recent year as a result of production, and the amount of estimated mineral reserves and resources added to or reduced from the mineral reserves and resources as estimated as at the end of the year preceding the most recent year. Such reports shall also include environmental and social reports to the extent prepared internally by the Buyer Parties for their own use.

4.3 Conduct of Operations. All of the Buyer Parties’ decisions shall be, and the Buyer Parties shall cause La Preciosa’s decisions, concerning the mining and sale of Products to be, made acting reasonably and in accordance with good mining industry practices under the circumstances. In the event either ASM Parent or any of its subsidiaries, including La Preciosa, receive insurance proceeds for any Products that are lost or damaged, ASM Parent shall pay to Coeur an amount equal to the gross insurance proceeds received multiplied by 1.25%.

4.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail, upon written confirmation of receipt by e mail or otherwise, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

5

To Coeur:	Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Mitchell Krebs, President and Chief Executive Officer
E-mail: [Personal information redacted]

with a copy (which shall not constitute notice) to:

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Casey M. Nault, Senior Vice President, General Counsel and Secretary
E-mail: [Personal information redacted]

and

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Steven R. Shoemate
E-mail: [Personal information redacted]

To the Buyer Parties or La Preciosa:	Avino Silver & Gold Mines Ltd.
Suite 900 – 570 Granville Street
Vancouver, BC, V6C 3P1
Attention: David Wolfin, President
E-mail: [Personal information redacted]

with a copy (which shall not constitute notice) to:

Harper Grey LLP
3200 – 650 West Georgia St.
Vancouver, BC, V6B 4P7
Attention: Paul A. Bowes
E-mail: [Personal information redacted]

6

4.5 Confidentiality.

(a) Coeur agrees to keep confidential all nonpublic information provided to it by the Buyer Parties and La Preciosa under this Agreement and not to disclose any such information to any third party without the prior written consent of the Buyer Parties, except as may be required by applicable Law or regulation (including any stock exchange requirement) or as set forth below. This provision will not apply to information which (1) is already in Coeur’s possession, (2) becomes available to Coeur on a non-confidential basis from a third-party source or (3) is in, or otherwise comes into, the public domain other than through the breach by Coeur of its obligations under this provision. Confidential information received by Coeur from the Buyer Parties and La Preciosa may be disclosed (i) to an Affiliate, employee, officer, representative, legal counsel, agent or consultant of Coeur (ii) to a potential buyer of Coeur’s interest in the NSR (but only after obligating the third party to whom disclosure is being made to a written confidentiality agreement that binds such third party at least to the same extent Coeur is obligated under this Agreement), and (iii) if required or requested in the ordinary course of events under any applicable Law, regulation, court order, rule of any stock exchange or other legal requirement.

(b) Nothing in this Agreement shall prevent the disclosure of confidential information delivered pursuant to this Agreement to the parties’ lawyers, litigation consultants, litigation experts, accountants, auditors, lenders, insurers/reinsurers, regulators, or securities exchanges on which the securities of such party or an Affiliate are listed or quoted, provided that the disclosure of the information is reasonably necessary to effectuate the terms of this Agreement, or is required for tax, financial reporting, stock exchange, or governmental compliance purposes.

(c) The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statements prior to obtaining the other parties’ written approval, except as may be required by applicable Law or the rules of any securities exchange, or as is impractical under the circumstances. Notwithstanding the foregoing, the parties may make public statements in response to questions from the press, analysts, investors or those attending industry conferences so long as such statements are substantially consistent with the press releases, public disclosures or public statements previously issued or made by the parties, as applicable; provided, that such previously issued press releases, public disclosures or public statements were made after the date hereof and in accordance with this Agreement.

4.6 Maintenance of NSR Area. The Buyer Parties shall, and shall cause La Preciosa to, maintain its and their Mineral Rights in the NSR Area by timely performing all assessment work, paying claim maintenance fees, or otherwise, as required by applicable Law and timely paying all assessments and Taxes imposed on any and all of the interests subject to this Agreement and shall assure that La Preciosa’s Mineral Rights are not diminished or lost as a result of the Buyer Parties’ failure to perform the foregoing obligations. The Buyer Parties and La Preciosa shall provide Coeur with copies of any written notices received regarding any actual or potential default under any agreements governing any of the Buyer Parties’ or La Preciosa’s Mineral Rights.

4.7 Right of First Refusal. So long as Coeur or any of its permitted transferees or assignees retains the NSR, Coeur shall have a right of first refusal on any proposed new royalty, stream, deferred financing arrangements or other rights which may be similar thereto (a “Subsequent Royalty”), in and to the NSR Area. Before any of the Buyer Parties or La Preciosa (or any of their Affiliates or subsidiaries) grant any Subsequent Royalty, such Person must comply with the provisions of this Section 4.7. If any of the Buyer Parties or La Preciosa (or any of their Affiliates or subsidiaries) desires to enter into an agreement with a third-party regarding a Subsequent Royalty (a “Proposed Royalty Interest Agreement”), the Buyer Parties shall promptly notify Coeur in writing of its intention and deliver an unredacted copy of the Proposed Royalty Interest Agreement and a summary of the material terms thereof (the “Offer Notice”). Upon receipt of the Offer Notice, Coeur will have the right, but not an obligation, to acquire the Subsequent Royalty subject to the Proposed Royalty Interest Agreement on the terms and conditions specified in the Offer Notice. If Coeur elects to acquire such royalty interest it shall notify ASM Parent no later than 30 days following delivery of the Offer Notice. Coeur, the Buyer Parties and La Preciosa shall then work together in good faith to execute a definitive agreement regarding such royalty interest. The Buyer Parties and La Preciosa shall not grant any royalty of other rights which may be similar to a royalty in and to the NSR Area without first complying with this Section 4.7.

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ARTICLE V

MISCELLANEOUS

5.1 Amendment and Waiver. This Agreement may only be amended by an instrument in writing signed by the parties. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

5.2 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

5.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

5.4 Entire Agreement. This Agreement, the Purchase Agreement, the other Ancillary Agreements (as defined in the Purchase Agreement) and the Confidentiality Agreement (as defined in the Purchase Agreement) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

5.5 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

5.6 Rules of Construction. When a reference is made in this Agreement to a Section, or Exhibit such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

8

5.7 Prevailing Party. If there shall occur any dispute or proceeding among the parties relating to this Agreement or the transactions contemplated hereby, the non-prevailing party shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) of the prevailing party.

5.8 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

5.9 No Joint Venture, Mining Partnership, Commercial Partnership. This Agreement shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between or among the parties. Except to the extent specifically provided in this Agreement, it is for the sole benefit of the parties and no other person (including any creditor of the parties) is intended to be a beneficiary of this Agreement or shall have any rights under this Agreement.

5.10 Further Assurances. Each party shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the transactions contemplated in this Agreement, in each case at the cost and expense of the party requesting such further document or action, unless expressly indicated otherwise.

5.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5.12 .pdf Signature. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

5.13 No Presumption Against Drafting Party Each of the Buyer Parties, La Preciosa and Coeur acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

9

ARTICLE VI
 DEFINITIONS

“Affiliate” mean any Person that directly or indirectly controls, is controlled by, or is under common control with a party.

“Applicable Rate” means the Prime Rate as published by the Wall Street Journal.

“Average Price” means:

(a)

with respect to gold, the average LBMA Gold Price (afternoon fix) as published by the LBMA on its website (or should that quotation cease, another similar quotation acceptable to the parties, acting reasonably) calculated by summing such quoted prices reported for each day during the applicable quarter and dividing the sum by the number of days for which such prices were reported during the applicable quarter and included in the numerator;

(b)

with respect to silver, the average LBMA Silver Price as published by the LBMA on its website (or should that quotation cease, another similar quotation acceptable to the parties, acting reasonably) calculated by summing such quoted prices reported for each day during the applicable quarter and dividing the sum by the number of days for which such prices were reported during the applicable quarter and included in the numerator; and

(c)

with respect to any other Minerals, the average daily spot price or equivalent for a specified metal as published by COMEX (or should that quotation cease, another similar quotation acceptable to the parties, acting reasonably) calculated by summing such quoted prices reported for each day during the applicable quarter and dividing the sum by the number of days for which such prices were reported during the applicable quarter and included in the numerator.

“COMEX” means the COMEX division of the New York Mercantile Exchange.

“Encumbrance” means any charge, claim, mortgage, deed of trust, security interest, pledge, lien, right of first refusal, right of first offer, other preferential right, profits interest, net profits interest, royalty interest, overriding royalty interest, conditional sale or title retention agreement, or other burdens of any nature affecting an interest in real or personal property.

“Governmental Authority” means any United States or non-United States (including any Mexican) national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“LBMA” means the London Bullion Market Association.

“Metals” means any metallic element in whatever form and however contained, including by way of example, gold, silver, platinum, palladium, copper, zinc, nickel, iron, lead, cobalt, titanium, iridium and uranium.

“Mined Materials” means materials located on the NSR Area and includes any ores, Metals, Minerals, stockpiles, waste dumps, tailings, spoiled leached materials, Mineral products (including intermediate products) and materials of every nature or sort, or any other material present on the surface of the NSR Area, whether previously severed or not.

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“Mineral Rights” means prospecting licenses, exploration licenses, mining leases, mining licenses, Mining concessions as defined under the laws of Mexico (Federal Constitution and Mining Law), mining contracts with a competent Governmental Authority or governmental company or entity, association agreements, water rights, easements, and surface rights and other forms of mineral tenure or other rights to Minerals (including exploitation and development rights), or rights to work upon or occupy lands, and all material permits, agreements, approvals, consents, certificates, dockets, proceedings, registrations and authorizations granting such licenses, rights, or easements for the purposes of searching for, developing, extracting or disposing of Minerals under any form of mineral tenure or right, whether contractual, statutory, regulatory, or otherwise or any interest therein.

“Minerals” means any naturally occurring substance including gold, all other Metals, coal, all other hydrocarbons, and all industrial minerals, including diamonds, evaporates, limestone, rock, gravel, sand and clay.

“Monthly Operating Report” means a written report in relation to a calendar month which shall contain:

(a)	types, tons and grade of Minerals mined;

(b)	types, tons and grade of Minerals stockpiled;

(c)	with respect to the processing facilities, the types, tons and grade of processed Minerals; recoveries for gold, silver and other Minerals; and doré weight and gold and silver grade;

(d)	the number of ounces of Metals and the quantity of other Minerals contained in the material processed during such quarter, but not delivered to a payor by the end of such quarter;

(e)	the number of ounces of Metals and the quantity of other Minerals produced and delivered to a payor, and the names and addresses of each such payor;

(f)	the number of ounces of unsold Metals in inventory, at the NSR Area, and at the refinery;

(g)	the amount and a description of operating and capital expenditures;

(h)

on a quarterly basis, an exploration update, including (x) the exploration focus (including details of any exploration targets) and (y) the number of meters drilled and the applicable drill results; and

(i)	on a quarterly basis, a comparison of the annual forecast production to the annual budgeted production; and any material changes from the most recent production forecasts provided to Coeur.

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“Net Smelter Returns” means Revenues less Refining Costs and actual transportation costs from the NSR Area to the applicable smelter and refinery (including insurance costs for the transportation from the NSR Area to the applicable smelter and refinery), in each case directly applicable to such Revenues for the applicable calendar quarter. The calculation of Net Smelter Returns shall be made in accordance with generally accepted accounting principles and practices consistently applied in the mining industry.

“NSR” shall equal 1.25% multiplied by the Net Smelter Returns received or deemed to have been received in the calendar quarter.

“NSR Area” means the Gloria and Abundancia areas of the La Preciosa property, as identified in the map set forth Exhibit A hereto.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Products” means all Minerals and Mined Materials mined, executed, extracted, recovered in soluble solution or otherwise recovered, produced or removed from the NSR Area, whether in the form of ore, concentrates, refined metals or any other beneficiated or derivative product, and including any marketable mineral products derived from any processing or reprocessing of any tailings, waste rock or other waste products originally derived from the NSR Area.

“Refining Costs” means the actual and direct expenses (and no allocated overhead) of smelting and refining, including, all costs of assaying, sampling, custom smelting, and refining, all independent representative and umpire charges, penalties, and other deductions, imposed or charged by the refinery or smelter, as the case may be. If smelting or refining is carried out in facilities owned or controlled by the Buyer Parties or their respective Affiliates, then the Refining Costs shall be the amount the Buyer Parties would have incurred if such smelting or refining were carried out at facilities not owned or controlled by the Buyer Parties or their respective Affiliates then offering comparable services for comparable products on prevailing market terms, but in no event greater than the actual costs incurred with respect to such smelting or refining.

“Revenues” means an amount in the aggregate for all Products, equal to (i) the amount of each such Product (such amount measured in the applicable units (e.g. ounces) used to calculate the Average Price for such Product, as the case may be) sold during the applicable quarter, multiplied by (ii) the Average Price for each such respective unit of Product calculated with respect to such applicable quarter.

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“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of ASM Parent with or into any Person in one or a series of related transactions (other than a merger, consolidation, business combination or amalgamation in which the holders (excluding the acquiror and persons acting with the acquiror in such transaction) of the voting securities of the ASM Parent outstanding immediately prior to such transaction continue to hold at least 50% of the combined voting power of the securities of ASM Parent or the surviving entity or any parent thereof outstanding immediately after such merger of consolidation), (ii) the sale of voting equity securities of ASM Parent that represents a majority of the aggregate voting power of such voting equity securities (including by means of merger, consolidation, business combination, share exchange or other reorganization in one or a series of related transactions and taking into account the voting securities held by the acquiror prior to such transaction) or (iii) the direct or indirect sale, lease or transfer, in one or a series of related transactions, of all or substantially all of ASM Parent’s assets (determined on a consolidated basis) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in each case, any transaction solely between and among ASM Parent and one or more of its wholly-owned subsidiaries shall not be considered a Sale Transaction hereunder.

“Taxes” means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority.

“Transfer” means shall mean any sale, grant, assignment, conveyance, Encumbrance, pledge, hypothecation, abandonment or other transfer.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COEUR MINING, INC.
By:
Name:
Title:

PROYECTOS MINEROS LA PRECIOSA S.A. DE C.V.
By:
Name:
Title:

AVINO SILVER & GOLD MINES LTD.
By:
Name:
Title:

LA PRECIOSA SILVER & GOLD MINES LTD.
By:
Name:
Title:

LA LUNA SILVER & GOLD MINES LTD.
By:
Name:
Title:

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CONFIDENTIAL

EXHIBIT E

FORM OF PROMISSORY NOTE

 [●], 2021

FOR VALUE RECEIVED, the undersigned, [●], a British Columbia company (the “Borrower”),1 unconditionally promises to pay to Coeur Mining, Inc., a Delaware corporation (together with its permitted successors and assigns, the “Holder”), at its principal office at 104 S. Michigan Avenue, Suite 900, Chicago, Illinois 60603 or any other office designated by the Holder, the principal sum of [Five Million Dollars ($5,000,000.00)]2 (the “Initial Principal Amount”) or such lesser or greater amount as may from time to time be owing by the Borrower to the Holder under this promissory note (this “Note”), including as a result of any addition to the principal amount hereof as provided in Section 2 hereof, together with interest thereon as provided below, in lawful money of the United States.

WHEREAS, as of the date hereof, the Holder, Coeur La Preciosa Silver Corp., a Canadian corporation (“CLPS”, and together with the Holder, the “Sellers”), will sell 100% of the issued and outstanding shares of common stock of Proyectos Mineros La Preciosa S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Company”), pursuant to that certain Share Purchase Agreement, dated as of October 27, 2021 (the “Share Purchase Agreement”), by and among, inter alios, the Sellers, the Company, the Borrower, as a Buyer, __________, as a Buyer (“Buyer [2][1]”) and Avino Silver & Gold Mines Limited, a British Columbia company (the “Guarantor”, and, together with the Borrower and Buyer [2][1], the “Buyer Parties”), and this Note is one of the “Notes” referred to in the Share Purchase Agreement; and

WHEREAS, in accordance with Section 2.2(b)(ii) of the Share Purchase Agreement, this Note is being issued and delivered to the Holder as a portion of the consideration to be paid by the Borrower pursuant to the Share Purchase Agreement.

1. Maturity; Repayment. The Initial Principal Amount (as defined below) shall be due and payable in full to the Holder on [●]3 (the “Maturity Date”); provided, that earlier repayment in full of this Note may be required upon or after the occurrence of an Event of Default as provided in Sections 6 and 7. Amounts borrowed under this Note and repaid or prepaid may not be reborrowed.

2. Adjustment to Principal Amount; Interest.

(a) If any portion of the Initial Principal Amount remains outstanding on the Maturity Date, a sum of $1,000,000 shall be added to (x) the Initial Principal Amount or (y) if less, the then-outstanding portion of the Initial Principal Amount (such adjusted principal amount, the “Adjusted Principal Amount”).

_______________________________
[1]	NTD: TBD upon final allocation of consideration.
[2]	NTD: Sum to be adjusted for each Buyer if necessary.
[3]	NTD: One year after Closing Date.

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(b) Subject to clause (c) below, the indebtedness due under this Note shall not accrue interest.

(c) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default (including the failure to pay the Initial Principal Amount in full on or prior to the Maturity Date), interest will accrue on the then-outstanding principal amount of this Note (which shall be based on the Adjusted Principal Amount, if applicable pursuant to clause (a) above), at a rate of 7% per annum and shall be payable on demand.

(d) Interest shall be calculated on the basis of a 365-day year for the actual days elapsed.

3. Payments.

(a) All payments on this Note shall be made prior to 2:00 p.m. (New York City time) on the due date thereof to an account specified in writing by the Holder to the Borrower. Notwithstanding any other provision of this Note, if any day upon which payment under this Note is due is not a Business Day (as defined below), such payment shall be made on the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are required or authorized by law to be closed.

(b) Except for any withholding Tax imposed on amounts payable to or for the account of Holder with respect to its interest in this Note pursuant to a law in effect on the date of this Note, all payments on this Note by or on account of any obligation of the Borrower hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any payment hereunder, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3(b)) the Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

4. Guaranty. All obligations of the Borrower under or in respect of this Note are and shall remain at all times supported by the unconditional guaranty of the Guarantor pursuant to that certain Guaranty Agreement dated as of the date hereof (the “Guaranty”).

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5. Representations and Warranties. The Borrower hereby represents and warrants to the Holder as follows:

(a) The Borrower is a company duly incorporated, validly existing and in good standing under the laws of British Columbia, and has all necessary company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b) The execution and delivery of, and performance by the Borrower of its obligations under, this Note have been duly authorized by all necessary company action on the part of the Borrower. This Note has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally.

(c) The execution and delivery of, and performance by the Borrower of its obligations under, this Note, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the articles, notice of articles, or similar governing documents of the Borrower, or (ii) except for consents that have been obtained and are in full force and effect, conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any person, entity or governmental authority pursuant to, any material contractual obligation of the Borrower, or violate any law, the rules of any securities exchange, or any order, judgment or decree, applicable to or binding on the Borrower.

(d) No approval by any governmental authority, securities exchange or the stockholders of the Borrower is or will be required in connection with the execution and delivery of, and performance by the Borrower of its obligations under, this Note, or the transactions contemplated hereby or to ensure the legality, validity or enforceability hereof.

(e) The Share Purchase Agreement is in full force and effect. All of the conditions and the obligations of the Borrower to effect the Share Purchase Agreement have been satisfied or waived, or will be satisfied or waived substantially simultaneously with the execution and delivery of this Note.

6. Events of Default. Any of the following events is an “Event of Default” under this Note and the Guaranty:

(a) non-payment by the Borrower (i) of the principal amount of this Note on the Maturity Date, or (ii) of any interest, fees, expenses or other amounts payable under this Note within five (5) days of the due date thereof, subject to the provisions of Section 1 and Section 2;

(b) any of the representations and warranties made by the Borrower or the Guarantor and set forth in this Note or in the Guaranty, as applicable, shall be incorrect in any material respect as of any date when made or deemed made and such default has continued for 30 consecutive days after written notice by the Holder to the Borrower (the “Cure Period”); provided, that such Cure Period will cease upon the Holder’s determination that any additional time under the Cure Period would result in greater losses or liabilities to the Holder;

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(c) the default by the Borrower or the Guarantor in the observance or performance of any of the other conditions, covenants or agreements set forth in this Note or the Guaranty, respectively, and such default has continued for 30 consecutive days after written notice by the Holder to the Borrower;

(d) (i) any Buyer Party or any of their respective subsidiaries shall commence any case, proceeding or other action (including, without limitation, the convening of any meeting of its shareholders, directors or other officers for the purpose of considering any case, proceeding or action described below) (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Buyer Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Buyer Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against any Buyer Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) any Buyer Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Buyer Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(e) the Guaranty shall (except in accordance with its terms), terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Guarantor in any material respect, or the Borrower or the Guarantor shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability; or

(f) any material breach by any Buyer Party under the Share Purchase Agreement or under the Net Smelter Returns Royalty Agreement or the Gross Value Royalty Agreement (each as defined in the Share Purchase Agreement), in each case that has continued for 30 consecutive days after written notice by the Holder to the Borrower;

(g) the Guarantor ceases to own and control, directly or indirectly, all of the equity interests of the Borrower;

(h) the Borrower shall sell or otherwise transfer or dispose of any or all of its equity interests in the Company, or any substantial portion of the La Preciosa Property (as defined in the Share Purchase Agreement) shall be sold or otherwise transferred or disposed of (other than pursuant to the Net Smelter Returns Royalty Agreement or the Gross Value Royalty Agreement or transfers of rights in respect of the La Preciosa Property in the ordinary course of business), in each case without the prior written consent of the Holder; and

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(i) any “Event of Default” shall occur as defined in the promissory note, dated as of the date hereof, made by Buyer [2][1] in favor of the Holder.

The Borrower shall furnish to the Holder prompt written notice of the occurrence of any event, change, circumstance, occurrence, effect or state of facts that constitutes or upon lapse of time or notice or both would constitute an Event of Default.

7. Remedies. If an Event of Default has occurred and is continuing hereunder, the Holder may (i) declare the outstanding principal amount of this Note together with interest and any other amounts owing under this Note, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower; provided that upon the occurrence of any Event of Default specified in Section 6(d) above with respect to the Borrower, notwithstanding the lack of any declaration by the Holder, any outstanding principal amount shall become automatically due and payable, and/or (ii) without notice of default or demand, pursue and enforce any of the Holder’s other rights and remedies under this Note, the Guaranty, the Share Purchase Agreement and the other documents delivered in connection herewith or therewith, or otherwise provided under or pursuant to any applicable law or agreement.

8. Miscellaneous.

(a) The Borrower hereby waives presentment, notice of dishonor, protest and any other formality with respect to this Note.

(b) Upon any Event of Default hereunder, the Holder may pursue any legal or equitable remedies that are available to it. No delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or Event of Default hereunder, shall impair any such right, power or remedy of the Holder nor shall it be construed to be a waiver of any such breach or Event of Default, or an acquiescence therein, or of any similar breach or Event of Default thereafter occurring. No waiver by the Holder of any breach or Event of Default shall be deemed a waiver by the Holder of any other breach or Event of Default theretofore or thereafter occurring.

(c) The remedies of the Holder, as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at the Holder’s sole and absolute discretion, and may be exercised as often as occasion therefor shall occur.

(d) It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon the Holder by this Note or any other document evidencing this Note, then the Borrower promises and agrees to pay all costs, including all attorneys’ fees, incurred by the Holder in successfully collecting any amounts, enforcing or protecting its rights under this Note.

(e) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Holder is hereby irrevocably authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other debt, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by the Holder, any other Seller or their respective affiliate, to or for the credit or the account of the Borrower, or the Guarantor, against and on account of the obligations of the Borrower to the Holder under this Note, irrespective of whether or not the Holder shall have made any demand for payment and although such obligations may be contingent and unmatured.

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(f) This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign or transfer this Note or any interest or obligations hereunder without the prior written consent of the Holder.

(g) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Note brought by any party or its successors or assigns against any other party shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Note and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Note or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Note, or the subject matter hereof, may not be enforced in or by such courts.

(i) In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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(j) All agreements in this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Holder ever receives as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall, at the option of the Holder, be deemed a mistake and such excess shall be rebated to the Borrower or held in trust by the Holder for the benefit of the Borrower and shall be credited against the principal amount of the obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Borrower.

(k) Neither this Note nor any provision hereof may be waived, modified or discharged orally, but may be waived, modified or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, modification or discharge is sought.

(l) This Note shall be governed by and interpreted and construed in accordance with the law of the State of Delaware regardless of the laws that might be applicable under the principles of conflicts of laws.

(m) No claim shall be made by the Borrower against the Holder, any other Seller or their respective affiliates, directors, officers, employees or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Note, or any act, omission or event occurring in connection therewith; and the Borrower waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[Signature page follows.]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the date first set forth above.

Borrower: [●]

By:
Name:
Title:

Signature Page to Promissory Note

8

Acknowledged and Agreed by the Holder:

COEUR MINING, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Promissory Note

9

EXHIBIT F

COMMON SHARE PURCHASE WARRANT

 AVINO SILVER & GOLD MINES LTD.

Warrant Shares: 7,000,000	Initial Exercise Date: ●, 2021

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, COEUR MINING, INC. (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (Eastern time) on ●, 2023 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Avino Silver & Gold Mines Ltd., a company amalgamated under the laws of the Province of British Columbia, Canada (the “Company”), up to 7,000,000 Common Shares (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the bid price of the Common Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are not then listed or quoted for trading on a Trading Market, and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (c) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Illinois are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

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“Common Shares” means the common shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Shares are traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question, as may be applicable: the OTCQB, OTCQX, NYSE American, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, or the New York Stock Exchange, or any successors to any of the foregoing.

“Transfer Agent” means Computershare Investor Services Inc., the current transfer agent of the Company and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are not then listed or quoted for trading on a Trading Market, and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (c) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant” means this Warrant issued by the Company.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Common Share under this Warrant shall be US$0.●, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) multiplied by (X)] by (A), where:

(A)	=	the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Trading Days after the delivery to the Company of the aggregate Exercise Price (other than in the case of a cashless exercise) after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported.

The “Beneficial Ownership Limitation” shall be 19.9% of the number of Common Shares outstanding on the Initial Exercise Date, immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then the Company shall have the option to (i) purchase for cash the Warrant in an amount equal to the difference between the value of consideration that the Holder would have received had such Holder exercised the Warrant at the then Exercise Price; or (ii) if the Company does not elect to purchase Warrant, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Prohibition on Transfer of Warrant.

a) Non-Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are not transferable, in whole or in part, by the Holder.

b) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

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g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at Suite 900 – 570 Granville Street, Vancouver, BC, V6C 3P1, Attention: David Wolfin, President, facsimile number: [Personal information redacted], email address: [Personal information redacted], or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

AVINO SILVER & GOLD MINES LTD.

By:
Name: David Wolfin
Title: Chief Executive Officer

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 NOTICE OF EXERCISE

To: avino silver & gold mines ltd.

(1)

The undersigned hereby elects to purchase _____________________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[  ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)	Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_____________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_____________________________

_____________________________

COEUR MINING, INC.

Per:

________________________________________________

Signature of Authorized Signatory

________________________________________________

Name of Authorized Signatory

 ________________________________________________

Title of Authorized Signatory

________________________________________________

Date

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EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated [●], 2021, is by and between Coeur Mining, Inc., a Delaware corporation (“Coeur”) and Avino Silver & Gold Mines Limited, a company incorporated under the laws of the Province of British Columbia (the “Company”).

RECITALS

WHEREAS, on the date hereof, the Company purchased from Coeur all of the equity of Proyectos Mineros La Preciosa S.A. de C.V., a wholly owned subsidiary of Coeur, for cash and other consideration, including 14,000,000 units of the Company (the “Units”), each comprising one common share of the Company (the “Shares”) and one-half of one common share purchase warrant of the Company (each, a “Warrant”), and as a condition to and in connection with such transaction, the Company has agreed to grant to Coeur the registration rights set forth below.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Common Shares” means the common shares, no par value, of the Company, and any equity securities issued or issuable in exchange for or with respect to the Common Shares by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.

“Common Shares Equivalent” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

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“Registrable Securities” means, as of any date of determination, (a) the Units issued to Coeur pursuant to the Share Purchase Agreement, (b) the Shares included as a component of the Units, whether included in or separated from a Unit, (c) the Warrants included as a component of the Units, whether included in or separated from a Unit, (d) the Warrant Shares, (e) any Shares issued to Coeur in connection with any Contingent Payment Amount (as defined in the Share Purchase Agreement), (f) any equity securities of the Company issued on account of any of the Units, Shares, the Warrants or the Warrant Shares in connection with any stock split, stock dividend, recapitalization or reorganization and (g) equity securities of any other issuer issued in exchange for any of the foregoing in connection with any merger, consolidation, reorganization or recapitalization (other than equity securities of another issuer which are issued pursuant to an effective registration statement under the Securities Act). Notwithstanding the foregoing definition, any particular Registrable Securities shall cease to be such when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) shall have ceased to be outstanding or (iii) such securities become eligible for sale pursuant to Rule 144 under the Securities Act (or any successor provision) without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1).

“Registration Expenses” means all fees and expenses (excluding underwriter discounts and commissions) incurred in connection with the Company’s performance of or compliance with the provisions of Article II, including: (i) all registration, listing, qualification and filing fees (including FINRA filing fees); (ii) fees and expenses of compliance with state securities or “blue sky” laws (including counsel fees in connection with the preparation of a blue sky and legal investment survey and FINRA filings); (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show; (vi) fees and disbursements of counsel for the Company; (vii) with respect to each registration, the fees and disbursements of counsel for Coeur selected by Coeur; (viii) fees and disbursements of independent public accountants, including the expenses of any audit or “cold comfort” letter, and fees and expenses of other persons, including special experts, retained by the Company; and (ix) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Purchase Agreement” means the Share Purchase Agreement, dated October 27, 2021, by and among Coeur, the Company and certain affiliates of each of them.

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Demand Registration.

(a) Subject to Section 2.1(c), Coeur shall have the right to require the Company to file up to two registration statements under the Securities Act covering the Registrable Securities by delivering a written request therefor to the Company and the intended method of distribution thereof. Such request pursuant to this Section 2.1(a) is referred to as a “Demand Registration Request” and the registration so requested is referred to as a “Demand Registration.” The Company, as expeditiously as possible but subject to Section 2.1(c), shall use its commercially reasonable efforts to effect such registration under the Securities Act of the Registrable Securities that the Company has been so requested to register for distribution in accordance with such intended method of distribution.

(b) Registrations under this Section 2.1 shall be made in the form of a continuously effective shelf registration statement unless the Company is not then allowed to file a continuously effective shelf registration statement under the rules of the SEC, in which case registrations shall be on such appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form shall be selected by the Company and shall be reasonably acceptable to Coeur. The Company shall use reasonable best efforts to keep any shelf registration statement continuously effective under the Securities Act to permit the prospectus forming a part of it to be usable by Coeur until the date as of which all Registrable Securities have been sold pursuant to that shelf registration statement or another registration statement filed by the Company under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder).

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(c) The Demand Registration rights granted in Section 2.1(a) are subject to the following limitations:

(i) the Company shall not be required to cause a registration pursuant to Section 2.1(a) to be filed within 30 days or to be declared effective within a period of 90 days after the effective date of any other registration statement of the Company filed pursuant to the Securities Act; and

(ii) if in the opinion of outside counsel to the Company, any registration of Registrable Securities would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the board of directors of the Company, such disclosure is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”), the Company may postpone or withdraw a filing of a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event shall the Company avail itself of such right for more than 90 days, in the aggregate, in any period of 365 consecutive days (such period of postponement or withdrawal under this clause (ii), the “Postponement Period”); and the Company shall give notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.

If the Company shall give any notice of postponement or withdrawal of any registration statement pursuant to this clause (ii), the Company shall not register any equity security of the Company so long as the Postponement Period continues. Coeur agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (ii) above, Coeur will discontinue its disposition of Registrable Securities pursuant to such registration statement. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement. If the Company shall give any notice of withdrawal or postponement of a registration statement, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event more than 90 days after the date of the postponement or withdrawal), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1.

(d) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering made pursuant to Section 2.1(a), (i) authorized but unissued Common Shares or Common Shares held by the Company as treasury shares and (ii) any other Common Shares that are requested to be included in such registration pursuant to the exercise of piggyback rights granted by the Company that are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by Coeur.

(e) Coeur may withdraw its Registrable Securities from a Demand Registration at any time. If Coeur does so, the Company shall cease all efforts to secure registration of the applicable securities and such registration shall not count as a Demand Registration by Coeur for purposes of Section 2.1 if (i) the withdrawal is made following withdrawal or postponement of such registration by the Company pursuant to a Valid Business Reason as contemplated by Section 2.1(c), (ii) the withdrawal is based on the reasonable determination of Coeur that there has been, since the date of the Demand Registration Request, a material adverse change in the business or prospects of the Company or (iii) Coeur shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration.

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(f) The Demand Registration shall not be deemed to have been effected within the meaning of Sections 2.1(a) and 2.1(c)(i):

(i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 180 days or such shorter period during which all Registrable Securities of Coeur covered by such Registration Statement have been sold or withdrawn, or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter(s), is required by law for delivery of a prospectus in connection with the sale of Registrable Securities of Coeur by an underwriter or dealer,

(ii) if, after the registration statement with respect thereto has become effective, it becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason,

(iii) if it is withdrawn by the Company pursuant to a Valid Business Reason as contemplated by Section 2.1(c) or

(iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than solely by reason of some act or omission of Coeur. If a registration statement with respect to a Demand Registration has become effective and has remained effective for a period of at least 180 days or such shorter period during which all Registrable Securities of Coeur covered by such Registration Statement have been sold or withdrawn, or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter(s), is required by law for delivery of a prospectus in connection with the sale of Registrable Securities of Coeur by an underwriter or dealer, then the Company shall have no further obligation to conduct a Demand Registration for Coeur pursuant to Section 2.1(a).

(g) In connection with any Demand Registration, Coeur may designate the lead managing underwriter in connection with such registration and each other managing underwriter for such registration, provided, that, in each case, each such underwriter is reasonably satisfactory to the Company.

Section 2.2 Piggyback Registrations.

(a) If the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on Form S-4, or (ii) registrations on any form (including Form S-8) in connection with the registration of securities in connection with an employee benefit plan) on a registration statement on Form F‑1 or Form F‑3 or an equivalent general registration form then in effect, whether or not for its own account the Company shall give prompt written notice of its intention to do so to Coeur; except that such notice shall not be required if a Demand Registration is in effect and reasonably expected to remain effective continuously until the proposed registration statement is expected to become effective. Upon the written request of Coeur, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by Coeur and the intended method of distribution thereof), the Company, subject to Sections 2.2(b), 2.3 and 2.6, shall use commercially reasonable efforts to cause all such Registrable Securities to be included in the registration statement with the securities that the Company at the time proposes to register to permit the sale or other disposition by Coeur in accordance with the intended method of distribution thereof of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect a Demand Registration under Section 2.1.

(b) If, at any time after giving written notice of its intention to register any of its equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company will give written notice of such determination to Coeur and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Coeur under Section 2.1 and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

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(c) Coeur shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. Such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration. Such withdrawal shall be irrevocable and, after making such withdrawal, Coeur shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

Section 2.3 Priority in Registrations.

(a) If any requested registration made pursuant to Section 2.1 involves an underwritten offering and the lead managing underwriter of such offering (the “Manager”) advises the Company that, in its view, the number of Registrable Securities requested to be included in such registration by Coeur or any other persons, including those Common Shares requested by the Company to be included in such registration, exceeds the largest number (the “Demand Registration Maximum”) that can be sold in an orderly manner in such offering within a price range acceptable to Coeur, the Company shall use commercially reasonable efforts to include in such registration:

(i) first, all Registrable Securities requested to be included in such registration by Coeur; and

(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Demand Registration Maximum, any securities that the Company proposes to register for its own account plus any Common Shares to be registered pursuant to the exercise of Additional Piggyback Rights, based upon the agreed-upon priorities among the Company and Coeur of the Additional Piggyback Rights, up to the Demand Registration Maximum.

If, as a result of the proration provisions of this Section 2.3(a), Coeur shall not be entitled to include all Registrable Securities in a registration that Coeur has requested be included, Coeur may elect to withdraw its request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (A) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (B) such withdrawal shall be irrevocable and, after making such withdrawal, Coeur shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(b) If any registration pursuant to Section 2.2 involves an underwritten offering that was proposed by the Company and the Manager advises the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Company Offering Maximum”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i) first, all Registrable Securities that the Company proposes to register for its own account; and

(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Company Offering Maximum, the remaining Registrable Securities to be included in such registration shall be allocated to Coeur, up to the Company Offering Maximum, pro rata in proportion to the number of Registrable Securities requested by Coeur and the holders of Additional Piggyback Rights to be included in such registration.

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Section 2.4 Registration Procedures. Whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company as expeditiously as possible:

(a) shall prepare and file with the SEC the requisite registration statement, which shall comply as to form in all material respects with the requirements of the applicable form and shall include all financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, or any Issuer Free Writing Prospectus related thereto, the Company will furnish to counsel for Coeur (selected by Coeur, in the case of a registration pursuant to Section 2.1, and selected by the lead managing underwriter, in the case of a registration pursuant to Section 2.2) and the lead managing underwriter, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any Issuer Free Writing Prospectus related thereto to which Coeur shall reasonably object);

(b) shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c) shall furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement, each preliminary prospectus and each Issuer Free Writing Prospectus utilized in connection therewith, all in conformity with the requirements of the Securities Act, and such other documents as such seller and underwriter reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller, and shall consent to the use in accordance with all applicable law of each such registration statement, each amendment thereto, each such prospectus, preliminary prospectus or Issuer Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus;

(d) shall use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, reasonably shall request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.4(d), it would not be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) shall promptly notify Coeur and each managing underwriter, if any:

(i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any Issuer Free Writing Prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

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(ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

(v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto, any document incorporated therein by reference, any Issuer Free Writing Prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and

(vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company, subject to the provisions of Section 2.1(c), promptly shall prepare and file with the SEC, and furnish to each seller and each underwriter, if any, a reasonable number of copies of, a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f) shall comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 90 days after the end of such 12 month period described hereafter), an earnings statement, which need not be audited, covering the period of at least 12 consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) shall use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be authorized to be listed on a national or regional securities exchange if shares of the particular class of Registrable Securities are at that time, or will be immediately following the offering, listed on such exchange;

(h) shall provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) shall enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as Coeur shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that Coeur shall be party to any such underwriting agreement and may, at its option, require that the Company make to and for the benefit of Coeur the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(j) shall use commercially reasonable efforts to obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any;

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(k) shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(l) shall make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters, taking into account the needs of the Company’s businesses and the requirements of the marketing process, in the marketing of Registrable Securities in any underwritten offering;

(m) shall promptly prior to the filing of any document that refers to Coeur that is to be incorporated by reference into the registration statement or the prospectus, and prior to the filing of any Issuer Free Writing Prospectus, provide copies of such document to counsel for Coeur and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning Coeur prior to the filing thereof as counsel for Coeur or the underwriters may reasonably request;

(n) shall cooperate with the sellers of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Securities at least three Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(o) shall take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(p) shall not take any direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(q) shall cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(r) shall take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than Coeur, the Company shall include in such registration statement such disclosures as may be required under the Securities Act, referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to Coeur, in order to ensure that Coeur may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment to the extent then permitted by the applicable rules and regulations of the SEC.

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The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information in writing regarding such seller and the distribution of such Registrable Securities as the Company from time to time reasonably may request; provided, that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

Coeur agrees that upon receipt of any notice from the Company under Section 2.4(e)(v), it will discontinue its disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Coeur’s receipt of the copies of the supplemented or amended prospectus. In the event the Company shall give any such notice, the applicable period set forth in Sections 2.1(f)(i) and (iv) shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus.

If any such registration statement or comparable statement under “blue sky” laws refers to Coeur by name or otherwise as the holder of any securities of the Company, Coeur shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to Coeur and the Company, to the effect that the holding by Coeur of such securities is not to be construed as a recommendation by Coeur of the investment quality of the Company’s securities covered thereby and that such holding does not imply that Coeur will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to Coeur by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to Coeur.

Section 2.5 Registration Expenses.

(a) The Company shall pay all Registration Expenses with respect to the Demand Registration and with respect to any registration effected under Section 2.2 whether or not it becomes effective or remains effective for the period contemplated by Section 2.1(f) or 2.4, as applicable.

(b) Notwithstanding the foregoing, (i) in connection with any registration hereunder, Coeur shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of Registrable Securities by it and (ii) the Company shall, in the case of all registrations under this Article II, be responsible for all its internal expenses.

Section 2.6 Underwritten Offerings.

(a) If requested by the underwriters for any underwritten offering by Coeur pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be reasonably satisfactory in form and substance to Coeur and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type. Coeur shall be a party to such underwriting agreement and, at its option, may require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of Coeur and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Coeur; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by Coeur for inclusion in the registration statement. Coeur shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Coeur, its ownership of and its title to the Registrable Securities and its intended method of distribution; and any liability of Coeur to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

(b) In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, any Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Coeur may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Coeur and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Coeur. Coeur shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Coeur, its ownership of and title to the Registrable Securities and its intended method of distribution; and any liability of Coeur to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

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(c) In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and Coeur may not participate in such registration unless Coeur agrees to sell its securities on the basis provided therein and, subject to the provisions of this Section 2.6, completes and executes all reasonable questionnaires, and other documents, including custody agreements and powers of attorney, that must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register Coeur’s securities; provided, that Coeur shall not be required to execute such agreements unless all other persons participating in such offering execute agreements with substantially similar terms.

Section 2.7 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of Coeur to sell any Registrable Securities pursuant to any effective registration statement.

Section 2.8 Indemnification.

(a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article II, the Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, Coeur, its directors, officers, fiduciaries, employees, agents, affiliates, consultants, representatives, general and limited partners, stockholders, successors, assigns (and the directors, officers and employees thereof), and each other Person, if any, who controls Coeur within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Losses”), insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any Issuer Free Writing Prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by Coeur.

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(b) Coeur shall indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, fiduciaries, employees, agents, affiliates, consultants, representatives, general and limited partners, stockholders, successors, assigns and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of Coeur specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Loss as such expenses are incurred; provided, however, that the aggregate amount that Coeur shall be required to pay pursuant to this Section 2.8(b) and Sections 2.8(c), (e) and (f) shall in no case be greater than the amount of the net proceeds (after expenses) received by Coeur upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by Coeur.

(c) Any Person entitled to indemnification under this Agreement promptly shall notify the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any such Person otherwise than under this Article II. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party, (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. Without the written consent of the indemnified party, which consent shall not be unreasonably withheld, no indemnifying party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, whether or not the indemnified party is an actual or potential party to such action or claim, unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 2.8(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.8(d). The amount paid or payable in respect of any Loss shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.8(d) to the contrary, no indemnifying party other than the Company shall be required pursuant to this Section 2.8(d) to contribute any amount in excess of the net proceeds (after expenses) received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.8(b) and (c).

(e) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(f) The indemnification and contribution required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

ARTICLE III

GENERAL

Section 3.1 Rule 144. With a view to making available the benefits of certain rules and regulations of the SEC, including Rule 144, that may at any time permit Coeur to sell securities of the Company to the public without registration or pursuant to a registration statement, the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (b) use best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (c) furnish to Coeur, so long as Coeur owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 the Securities Act and the Exchange Act (at any time when it is subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-1 or Form F-3 (at any time when it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Coeur of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form; and (d) take such further action as Coeur reasonably may request, all to the extent required from time to time to enable Coeur to sell Registrable Securities without registration under the Securities Act.

Section 3.2 Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by Coeur pursuant to this Agreement or any determination of any number or percentage of shares constituting Registrable Securities held by Coeur contemplated by this Agreement; provided, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

Section 3.3 No Inconsistent Agreements. The rights granted to Coeur hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of Coeur, the Company will not enter into any agreement with respect to its securities that is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof or provides terms and conditions that are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are to Coeur, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, for a specified period following the registered offering. If the Company enters into any other registration rights agreement with respect to any of its securities that contains terms that are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are to Coeur, the terms and conditions of this Agreement shall be amended so that Coeur shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

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ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendment and Waiver.

(a) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed by the Company and Coeur.

(b) No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 4.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon written confirmation of receipt by facsimile, e‑mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Company, to:

Avino Silver & Gold Mines Ltd.

Suite 900, 570 Granville Street

Vancouver, British Columbia

V6C 3P1, Canada

Attention: David Wolfin, President

Email: [Personal information redacted]

Facsimile: [Personal information redacted]

with a copy (which shall not constitute notice) to:

Harper Grey LLP

3200 – 650 West Georgia St.

Vancouver, BC, V6B 4P7

Attention: Paul A. Bowes

Email: [Personal information redacted]

Facsimile: [Personal information redacted]

(ii) if to Coeur, to:

Coeur Mining, Inc.

104 S. Michigan Ave. Suite 900

Chicago, Illinois 60603

Attention: Secretary

Email: [Personal information redacted]

Facsimile: [Personal information redacted]

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with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue, FL 47

New York, New York 10166

Attention: Steven Shoemate

Email: [Personal information redacted]

Facsimile: [Personal information redacted]

Section 4.3 Interpretation. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 4.4 Entire Agreement. This Agreement, the Share Purchase Agreement and the agreements ancillary thereto constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 4.5 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 4.6 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any Delaware State or federal court sitting in Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.7 Assignment; Successors. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. If any Person shall acquire Registrable Securities from Coeur in any manner, whether by operation of law or otherwise, such Person shall promptly notify the Company and such acquired Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. Any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from Coeur subject to all of the terms hereof. If Coeur shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all of the benefits, of this Agreement.

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Section 4.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the State of Delaware, the courts of the United States of America for the District of Delaware and appellate courts thereof, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 4.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 4.10 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COEUR MINING, INC.
By:
Name:
Title:

AVINO SILVER AND GOLD MINES LIMITED
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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EXHIBIT H

GOVERNANCE AGREEMENT

This Governance Agreement, dated March [___], 2022 (this “Agreement”), is by and between Avino Silver & Gold Mines Limited, a British Columbia company (“ASM Parent”) and Coeur Mining, Inc., a Delaware corporation (“Coeur”).  Coeur and ASM Parent may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, ASM Parent and Coeur have entered into that certain Share Purchase Agreement, dated October 27, 2021 (the “Purchase Agreement”) pursuant to which La Preciosa Silver & Gold Mines Ltd., a British Columbia company, and La Luna Silver & Gold Mines Ltd., a British Columbia company, both wholly-owned subsidiaries of ASM Parent, acquired, in the aggregate, 100% of the issued and outstanding shares of common stock of Proyectos Mineros La Preciosa S.A. de C.V., a Mexican sociedad anónima de capital variable. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, in furtherance of the transactions contemplated by the Purchase Agreement, the Parties have come to an agreement with respect to certain matters in respect of the Board of Directors of ASM Parent (the “Board”) and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Board Representation and Board Matters.

(a)

So long as Coeur has Beneficial Ownership of at least 10% of the outstanding ASM Common Shares, Coeur shall have the right, but not the obligation, to designate one nominee to serve as a director of ASM Parent (the “Coeur Designee”).

(b)

If Coeur elects to designate a nominee to serve as a director of ASM Parent, then Coeur shall deliver written notice to ASM Parent of its election including the name of the Coeur Designee. The appointment of the Coeur Designee (or Coeur Replacement Designee) to the Board shall be subject to the Board’s exercise of its fiduciary duties and satisfactory completion of its customary due diligence process and confirmation that the Coeur Designee (or Coeur Replacement Designee) meets the qualification requirements for directors under applicable laws and under the stock exchange rules on which ASM Parent common shares are listed on. Unless the Board finds that appointing the Coeur Designee (or Coeur Replacement Designee) would be a violation of its fiduciary duties, and ASM Parent provides Coeur in writing the reasons for such determination of unacceptability by the Board (an “Unacceptability Notice”), the Board shall promptly appoint the Coeur Designee (or Coeur Replacement Designee) to the Board and take all action necessary in connection therewith, including increasing the size of the Board by one director such that there would be one vacancy on the Board and appointing the Coeur Designee (or Coeur Replacement Designee) to fill the newly created vacancy. If ASM Parent sends Coeur an Unacceptability Notice then Coeur may propose another individual as the Coeur Designee (or Coeur Replacement Designee) and any such Coeur Designee (or Coeur Replacement Designee) will be subject to the same process and the Parties shall continue to follow the procedures of this Section 1(b) until a Coeur Designee (or Coeur Replacement Designee) is elected to the Board.

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(c)

So long as Coeur has Beneficial Ownership of at least 10% of the outstanding ASM Common Shares, ASM Parent will include the Coeur Designee (or a Coeur Replacement Designee) in its slate of nominees for election as directors at the 2022 ASM Parent general meeting of shareholders and each such annual general and special meeting thereafter.  ASM Parent will use reasonable best efforts to cause the election of the Coeur Designee (or a Coeur Replacement Designee) to the Board at each such meeting (including recommending that ASM Parent shareholders vote in favor of the election of the Coeur Designee (or a Coeur Replacement Designee) and otherwise supporting the Coeur Designee (or a Coeur Replacement Designee) for election in a manner no less rigorous and favorable than the manner in which ASM Parent supports its other nominees in the aggregate).

(d)

At all times while serving as a member of the Board, the Coeur Designee (or a Coeur Replacement Designee) shall be provided the same access to information of ASM Parent as that provided to other independent directors of ASM Parent in their capacity as a member of the Board.

(e)

So long as Coeur has Beneficial Ownership of at least 10% of the outstanding ASM Common Shares, if Coeur does not elect to designate a nominee to serve as a director of ASM Parent, Coeur shall have the right, but not the obligation, to designate one person (the “Observer”) to serve as an observer at meetings of the Board and any committee thereof.  ASM Parent agrees that it will invite the Observer (or a Replacement Observer) to attend, in a non-voting observer capacity, all meetings of the Board and any committee thereof.  The Observer (or a Replacement Observer) shall have the right to be heard at any such meetings, but in no event shall the Observer (or a Replacement Observer): (1) be deemed to be a member of the Board or any committee thereof; or (2) have the right to vote on any matter under consideration by the Board or the applicable committee.  As a non-voting observer, the Observer (or a Replacement Observer) will also be provided (concurrently with delivery to the directors of ASM Parent and in the same manner delivery is made to them) copies of all notices, minutes, consents, and all other materials and information (financial or otherwise) that are provided to the directors with respect to a meeting or any written consent in lieu of a meeting of the Board or the applicable committee.  If a meeting of the Board or a committee thereof is conducted via telephone or other electronic medium (e.g., videoconference), the Observer (or a Replacement Observer) may attend such meeting via the same medium.  Notwithstanding the foregoing, ASM Parent will have the right to withhold information to or exclude Observer from attending a portion of a Board meeting if necessary to preserve attorney-client privilege; provided, that if the Observer is excluded from access to any material or meeting, or portion thereof, ASM Parent shall provide notice to the Observer of such exclusion stating the reason for such exclusion.

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(f)

If the Coeur Designee or Observer is unable or unwilling to serve as a director or an observer, resigns as a director or observer, is removed as a director or observer, or for any other reason fails to serve, Coeur shall have the right to designate a person to be a replacement Coeur Designee (any such replacement director is referred to as a “Coeur Replacement Designee”) or replacement Observer (any such replacement observer shall be referred to as a “Replacement Observer”).

(g)

In calculating the percentages in this Section 1 and Section 2 below, (i) Coeur’s Beneficial Ownership shall include, without limitation, all ASM Common Shares issuable pursuant to warrants owned by Coeur and (ii) the number of ASM Common Shares outstanding shall be comprised of the (x) the number of ASM Common Shares issuable pursuant to the warrants owned by Coeur plus (y) the number of ASM Common Shares outstanding.

2.	Voting Obligations.

(a)

Between the date hereof and the first date that Coeur no longer has Beneficial Ownership in excess of 5% of the outstanding ASM Common Shares (such period, the “Voting Period”), Coeur shall cause all Voting Securities of which it has Beneficial Ownership, as of the record date for any annual or special meeting of shareholders (each a “Shareholders Meeting”) within the Voting Period, in each case that are entitled to vote at any such Shareholders Meeting, to be present for quorum purposes and to be voted, at all such Shareholders Meetings or at any adjournments or postponements thereof, (i) either in favor of or withheld from voting for the slate of director nominees recommended by the Board and (ii) in connection with any sale or merger of ASM Parent and a third party, business combination or other extraordinary corporate transaction involving ASM Parent, in accordance with the recommendation of the Board or abstain from voting thereon.

3.	Preemptive Rights

(a)

Coeur shall have the right to purchase all or a portion of its Pro Rata Share of all Preemptive Right Equity Securities that ASM Parent may, from time to time, propose to sell and issue after the date of this Agreement.

(b)

If ASM Parent proposes to sell and issue any Preemptive Right Equity Securities, it shall give Coeur a written notice of its intention, describing the Preemptive Right Equity Securities, the price and the other terms and conditions upon which the proposes to issue the same. Coeur shall have 7 Business Days from the giving of such notice to agree to purchase all or a portion of its Pro Rata Share of the Preemptive Right Equity Securities proposed to be sold for the price and upon the terms and conditions specified in such notice by giving written notice to ASM Parent and stating therein the quantity of Preemptive Right Equity Securities to be purchased.

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(c)

If Coeur fails to exercise in full its preemptive rights as set forth in this Section 3 ASM Parent shall have 90 days, beginning after the expiration of the 7-Business Day period referred to in Section 3 to sell the Preemptive Right Equity Securities in respect of which Coeur’s rights of first offer were not exercised, at the same or a greater price, and upon such terms and subject to such conditions (other than price) that, when taken as a whole, are no more favorable to the purchasers thereof than those specified in ASM Parent’s notice to Coeur pursuant to this Section 3. If ASM Parent has not sold such Preemptive Right Equity Securities within such 90-day period, ASM Parent shall not thereafter issue or sell any such Preemptive Right Equity Securities without first offering such securities to Coeur in accordance with this Section 3.

(d)

Notwithstanding Sections 3(a) to (c) above, equity issuances pursuant to ASM Parent’s previously filed at-the-market prospectus supplement dated January 27, 2021 (the “ATM”) shall not require prior written notice to Coeur.  Within five Business Days of the end of a fiscal quarter in which ASM Parent issued ASM Common Shares pursuant to the ATM (the “Applicable Quarter”), ASM Parent shall provide written notice to Coeur specifying the number of ASM Common Shares issued during the Applicable Quarter pursuant to the ATM (the “ATM Issued Shares”) and the average price per share received by ASM Parent before commissions (the “ATM Average Price”).  Coeur shall have 7 Business Days from the giving of such notice to agree to purchase all or a portion of its Pro Rata Share of the ATM Issued Shares and shall delivery a written notice to ASM Parent no later than the conclusion of such 7-Business Day period, specifying how many ASM Common Shares it elects to purchase (an “ATM Purchase Notice”).  On the date that is five Business Days following delivery by Coeur to ASM Parent of an ATM Purchase Notice, ASM Parent shall issue the number of shares specified in the ATM Purchase Notice to Coeur and Coeur shall pay to ASM Parent an amount equal to the number of shares purchased multiplied by the ATM Average Price for such prior quarter.  For purposes of this clause (d), Pro Rata Share shall be determined as of the first day of the Applicable Quarter.

In the event that the ASM Common Shares are listed for trading on the Toronto Stock Exchange (“TSX”) and ASM Parent does not qualify for the eligible inter-listed issuer exemption under section 602.1 of the TSX Company Manual, then the ATM Average Price for any ASM Common Shares issuable to Coeur above must not be less than the volume weighted average price of the ASM Common Shares on the TSX for the five (5) trading days immediately preceding the date of issuance, less the maximum discount allowed under the policies of the TSX.

(e)

In connection with Coeur’s exercise of its rights under this Section 3 and for so long as the ASM Common Shares are listed for trading on the NYSE American, both Coeur and ASM Parent will comply with NYSE American Company Guide rules including shareholder approval, if required.  If Coeur exercises its right under this Section 3, such ASM Common Shares will be subject to piggy back registration rights.

4.	Certain Defined Terms. For purposes of this Agreement:

	(a)	“ASM Common Shares” means the shares of common stock, without par value, of ASM Parent.

	(b)	“Beneficial Ownership” has the meaning as set forth in Rule 13d-3 promulgated by the U.S. Securities and Exchange Commission under the Exchange Act.

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	(c)	“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

(d)

The terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(e)

“Preemptive Right Equity Securities” means (a) any class or series of equity security of ASM Parent or any of its subsidiaries (including, for the avoidance of doubt, the ASM Common Shares), (b) any security convertible, with or without consideration, into any such equity security (including any option to purchase such a convertible security), (c) any security carrying any option, warrant or right to subscribe to or purchase any such equity security, (d) any such option, warrant or right and (e) any share appreciation rights, phantom share rights or other similar rights, but shall not include ASM Common Shares and securities convertible into ASM Common Shares or options to purchase ASM Common Shares or restricted stock units issues to employees of ASM Parent, in their capacity as such or to participants under any ASM Parent equity incentive plan.

(f)

“Pro Rata Share” the ratio that (a) the ASM Common Shares that Coeur has Beneficial Ownership of immediately prior to the applicable issuance of Preemptive Right Equity Securities (including all ASM Common Shares issuable pursuant to warrants owned by Coeur) bears to (b) the aggregate number of ASM Common Shares outstanding (including the number of ASM Common Shares issuable pursuant to the warrants owned by Coeur) as of immediately prior to the applicable issuance of Preemptive Right Equity Securities.

(g)

“Voting Securities” shall mean the ASM Common Shares, and any other securities of ASM Parent entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, ASM Common Shares or other securities, whether or not subject to the passage of time or other contingencies.

5.

Miscellaneous. The Parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that in addition to other remedies the other Party shall be entitled to at law or equity, the other Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Furthermore, each of the Parties hereto: (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have jurisdiction, other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have jurisdiction, other federal or state courts of the State of Delaware, and each of the Parties irrevocably waives the right to trial by jury with respect to any matter arising under or related to this Agreement; and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such Party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT (INCLUDING DISPUTES RELATING THERETO), BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

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6.

No Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

7.

Entire Agreement. This Agreement, the Purchase Agreement and the other Ancillary Agreements (as defined in the Purchase Agreement) contain the entire understanding of the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the Parties hereto.

8.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail, upon written confirmation of receipt by e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

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if to Coeur:

Coeur Mining, Inc.

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

Attention: Mitchell Krebs, President and Chief Executive Officer

E-mail: [Personal information redacted]

with a copy (which shall not constitute notice) to:

Coeur Mining, Inc.

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

Attention: Casey M. Nault, Senior Vice President, General Counsel and Secretary

E-mail: [Personal information redacted]

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Steven R. Shoemate

Email: [Personal information redacted]

if to ASM Parent:

Avino Silver & Gold Mines Limited

Suite 900 – 570 Granville Street

Vancouver, B.C., V6C 3P1

Attention: David Wolfin

E-mail: [Personal information redacted]

With a copy (which shall not constitute notice) to:

Harper Grey LLP

3200 – 650 West Georgia Street

Vancouver, B.C., V6B 4P7

Attention: Paul A. Bowes

Email: [Personal information redacted]

9.

Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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10

Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

11	Successors and Assigns. This Agreement shall not be assignable by any of the Parties to this Agreement. This Agreement, however, shall be binding on successors of the Parties hereto.

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Interpretation and Construction. Each of the Parties acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

COEUR MINING, INC.

By:
Name:
Title:

AVINO SILVER & GOLD MINES LIMITED

By:
Name:
Title:

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